EXHIBIT 10.20

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                                 LOAN AGREEMENT

                                   ----------

                           WESTERN GAS RESOURCES, INC.

                                       and

                                NATIONSBANK, N.A.

                                    as Agent

                      NATIONSBANC MONTGOMERY SECURITIES LLC

                                as Lead Arranger

                                SOCIETE GENERALE

                              as Syndication Agent

                               ABN AMRO BANK N.V.

                             as Documentation Agent

                                and certain banks

                                   as Lenders

                                   ----------

                                  $300,000,000

                                 April 29, 1999

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. - Definitions and References........................................1
     Section 1.1.    Defined Terms.............................................1
     Section 1.2.    Exhibits and Schedules; Additional Definitions...........19
     Section 1.3.    Amendment of Defined Instruments.........................20
     Section 1.4.    References and Titles....................................20
     Section 1.5.    Calculations and Determinations..........................20

ARTICLE II. - The Loans.......................................................20
     Section 2.1.    Committed Loans..........................................20
     Section 2.2.    Requests for New Loans...................................22
     Section 2.3.    Continuations and Conversions of Existing Committed
                     Loans ...................................................23
     Section 2.4.    Competitive Bid Loans....................................24
     Section 2.5.    Use of Proceeds..........................................26
     Section 2.6.    Optional Prepayments.....................................27
     Section 2.7.    Mandatory Prepayments....................................27
     Section 2.8.    Payments to Lenders......................................29
     Section 2.9.    Facility Fees............................................30
     Section 2.10.   Increased Cost and Reduced Return........................30
     Section 2.11.   Limitation on Types of Loans.............................31
     Section 2.12.   Illegality...............................................32
     Section 2.13.   Treatment of Affected Loans..............................32
     Section 2.14.   Compensation.............................................33
     Section 2.15.   Taxes....................................................33
     Section 2.16.   Compensation Procedure...................................35
     Section 2.17.   Interest Rate Changes....................................35

ARTICLE III. - Letters of Credit..............................................36
     Section 3.1.    LCs......................................................36
     Section 3.2.    Reimbursement of LCs.....................................36
     Section 3.3.    Transferees of LCs.......................................38
     Section 3.4.    Extension of Maturity of LCs.............................38
     Section 3.5.    Restriction on Liability.................................38
     Section 3.6.    No Duty to Inquire.......................................39
     Section 3.7.    LC Fees..................................................39

ARTICLE IV. - Conditions Precedent to Lending.................................39
     Section 4.1.    Documents to be Delivered................................39
     Section 4.2.    Additional Conditions Precedent..........................40


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ARTICLE V. - Representations and Warranties...................................41
     Section 5.1.    Borrower's Representations and Warranties................41
     Section 5.2.    Representation by Lenders................................46

ARTICLE VI. - Covenants of Borrower...........................................46
     Section 6.1.    Affirmative Covenants....................................46
     Section 6.2.    Negative Covenants.......................................52

ARTICLE VII. - Security.......................................................58
     Section 7.1.    The Security.............................................58
     Section 7.2.    Offset...................................................58
     Section 7.3.    Guaranties of Borrower's Subsidiaries....................58
     Section 7.4.    Deposits.................................................59

ARTICLE VIII. - Events of Default and Remedies................................60
     Section 8.1.    Events of Default........................................60
     Section 8.2.    Remedies.................................................63
     Section 8.3.    Indemnity................................................63

ARTICLE IX. - Agent...........................................................64
     Section 9.1.    Appointment, Powers, and Immunities......................64
     Section 9.2.    Reliance by Agent........................................64
     Section 9.3.    Defaults.................................................64
     Section 9.4.    Rights as Lender.........................................65
     Section 9.5.    Indemnification..........................................65
     Section 9.6.    Non-Reliance on Agent and Other Lenders..................65
     Section 9.7.    Resignation of Agent.....................................66
     Section 9.8.    Appointment and Authority................................66
     Section 9.9.    Exculpation, Agent's Reliance, Etc.......................67
     Section 9.10.   Lenders' Credit Decisions................................67
     Section 9.11.   Expenses; Indemnification................................67
     Section 9.12.   Rights as Lender.........................................68
     Section 9.13.   Adjustments..............................................68
     Section 9.14.   Benefit of Article IX....................................69
     Section 9.15.   Agency/Administrative Fee................................69

ARTICLE X. - Miscellaneous....................................................69
     Section 10.1.   Waivers and Amendments; Acknowledgments..................69
     Section 10.2.   Survival of Agreements; Cumulative Nature................71
     Section 10.3.   Notices..................................................71
     Section 10.4.   Joint and Several Liability; Parties in Interest.........72
     Section 10.5.   Assignments and Participations...........................72
     Section 10.6.   Governing Law; Submission to Process.....................74
     Section 10.7.   Limitation on Interest...................................74


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     Section 10.8.   Termination; Limited Survival............................75
     Section 10.9.   Severability.............................................76
     Section 10.10.  Confidentiality..........................................76
     Section 10.11.  Counterparts.............................................76
     Section 10.12.  Waiver of Jury Trial, Punitive Damages, Etc..............76
     Section 10.13.  Restatement..............................................77


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SCHEDULE 1  -  Disclosure Schedule
SCHEDULE 2  -  Security Schedule
SCHEDULE 3  -  Lenders
SCHEDULE 4  -  Joint Ventures

EXHIBIT A   -  Tranche A Note
EXHIBIT B   -  Tranche B Note
EXHIBIT C   -  Borrowing Notice
EXHIBIT D   -  Letter of Credit Application
EXHIBIT E   -  Continuation/Conversion Notice
EXHIBIT F   -  Officer's Certificate
EXHIBIT G   -  Assignment and Acceptance
EXHIBIT H   -  Form of Opinion of Borrower's General Counsel
EXHIBIT I   -  Form of Cash Flow Projections
EXHIBIT J   -  Competitive Bid Request
EXHIBIT K   -  Invitation to Bid
EXHIBIT L   -  Competitive Bid
EXHIBIT M   -  Competitive Bid Accept/Reject Letter
EXHIBIT N   -  Competitive Bid Note
EXHIBIT O   -  Notice of Final Agreement
EXHIBIT P   -  Risk Management Policy


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                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT is made as of April 29,1999 and shall be effective for all purposes as of the Effective Date, by and among Western Gas Resources, Inc., a Delaware corporation (herein called "Borrower"), NationsBank, N.A., a national banking association (herein called "Agent") and Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                    ARTICLE I. - Definitions and References

      Section I.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

      "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

            (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

            (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agent" means NationsBank, as Agent hereunder, and its successors in such capacity.

      "Agreement" means this Loan Agreement.

      "American General Group" means, collectively, The Variable Annuity Life Insurance Company, American General Life Insurance Company, American General Life and Accident Insurance Company (successor in interest to Gulf Life Insurance Company), First Allmerica Financial Life Insurance Company, and Allmerica Financial Life Insurance and Annuity Company.

      "Applicable Lending Office" means, for each Lender and for each Type of Committed Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on Schedule 3 or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Committed Loans of such Type are to be made and maintained.

      "Asset Sale" means each sale of an asset or group of assets by a Related Person for a purchase price of $1,000,000 or more.

      "Asset Sale Proceeds" means with respect to each Asset Sale, all proceeds from the sale of such asset or group of assets, net of reasonable out-of-pocket expenses of sales and associated cash taxes, if any, incurred by such Related Person.

      "At Risk Position" has the meaning given it in Section 6.2(k).

      "Authorized Officer" means, with respect to any act to be performed or duty to be discharged by or on behalf of any Person who is not an individual, any officer, agent or representative thereof who is at the time in question authorized to perform such act or discharge such duty on behalf of such Person.

      "Base Rate" means the per annum rate of interest equal to the sum of (i) the greater of (A) the Prime Rate from time to time in effect or (B) the Federal Funds Rate from time to time in effect plus one-half of one percent (.50%), plus
(ii) the Base Rate Spread, plus (iii) the Senior Cap Spread, if any, and (iv) the Issuance Spread, if any. If the Prime Rate or the Federal Funds Rate, as the case may be, changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each such change. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

      "Base Rate Payment Date" means (i) the first day of each January, April, July and October beginning on and including July 1, 1999, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

      "Base Rate Spread" means:

            (a) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is less than or equal to 0.50 to 1.0, 0.00%;

            (b) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.50 to 1.0 but less than or equal to 0.55 to 1.0, 0.25%; and

            (c) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.55 to 1.0, 0.50%.

      "Borrower" means Western Gas Resources, Inc., a Delaware corporation.

      "Borrowing" means any of the following: (i) a borrowing of new Committed Loans of a single Type pursuant to Section 2.2; (ii) a continuation or conversion of existing Committed Loans into a single Type (and, in the case of Committed Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3; and (iii) a combination of new Committed Loans and a


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continuation or conversion of existing Committed Loans in a single Type (and, in the case of Committed Eurodollar Loans, with the same Interest Period).

      "Borrowing Notice" means a request for a Borrowing made by Borrower either
(i) in writing in the form and substance of the "Borrowing Notice" attached hereto as Exhibit C, duly completed, or (ii) by telephone providing the same information to Agent.

      "Bridge Facility" means that certain Loan Agreement among Borrower, as borrower, and NationsBank, N.A., as lender, dated as of February 17, 1999.

      "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas and New York City, New York. Any Business Day in any way relating to Committed Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

      "Change in Control" means any of the following:

      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the total Voting Shares of Borrower after the date hereof; or

      (b) Borrower is merged with or into or consolidated with another Person and immediately after giving effect to the merger or consolidation, (i) less than 50% of the total voting power of the outstanding Voting Shares of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of Borrower immediately prior to such merger or consolidation, and (ii) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange
Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Shares of the surviving or resulting Person; or

      (c) Borrower, either individually or in conjunction with one or more Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties of Borrower and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions) including capital stock of the Subsidiaries, to any Person (other than Borrower or a wholly owned Subsidiary); or

      (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors then still in office who were

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either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office; or

      (e) the liquidation or dissolution of Borrower.

      "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations.

      "Commitment" means the aggregate amount of the Tranche A Commitment and the Tranche B Commitment as reduced from time to time pursuant to Section 2.7.

      "Committed Base Rate Loans" means all Tranche A Base Rate Loans and all Tranche B Base Rate Loans.

      "Committed Eurodollar Loans" means all Tranche A Eurodollar Loans and all Tranche B Eurodollar Loans.

      "Committed Loans" means all Tranche A Loans and all Tranche B Loans.

      "Committed Notes" means all Tranche A Notes and all Tranche B Notes.

      "Competitive Bid" means a response from any Lender to an Invitation to Bid, substantially in the form of Exhibit L.

      "Competitive Bid Accept/Reject Letter" means a notice sent by Borrower to Agent, substantially in the form of Exhibit M, indicating its acceptance or rejection of Competitive Bids from various Lenders.

      "Competitive Bid Interest Period" means, with respect to a Competitive Bid Loan, a period from one day to fifty-nine days as specified in the Competitive Bid applicable thereto.

      "Competitive Bid Loan" means a loan from a Lender to Borrower pursuant to the bidding procedure described in Section 2.4.

      "Competitive Bid Note" has the meaning given it in Section 2.4(f).

      "Competitive Bid Rate" means, for any Competitive Bid Loan, the fixed rate at which such Lender is willing to make such Competitive Bid Loan indicated in its Competitive Bid. The Competitive Bid Rate shall in no event, however, exceed the Highest Lawful Rate.

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      "Competitive Bid Request" means a request by Borrower in the form of
Exhibit J for Lenders to submit Competitive Bids.

      "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

      "Continuation/Conversion Notice" means a request for a continuation or conversion of existing Committed Loans made by Borrower pursuant to Section 2.3 either (i) in writing in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit E, duly completed, or (ii) by telephone providing the same information to Agent.

      "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3 of a Committed Eurodollar Loan of one Type as a Committed Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

      "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3 of one Type of Loan into another Type of Loan.

      "Debt" of any Person means the sum of the following indebtedness, liabilities and obligations of such Person (without duplication), whether matured or unmatured, liquidated or unliquidated, primary or secondary:

      (a) obligations for borrowed money,

      (b) obligations to pay the deferred purchase price of property or services,

      (c) obligations evidenced by a bond, debenture, note or similar financial instrument,

      (d) obligations which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

      (e) obligations arising under Hedging Contracts to which such Person is a party,

      (f) obligations arising under leases, whether or not the payments thereunder are capitalized in accordance with GAAP,

      (g) obligations arising under conditional sales or other title retention agreements,

      (h) obligations owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor

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against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services),

      (i) obligations (for example, repurchase agreements) to purchase securities or other property, if such obligations arise out of or in connection with the sale of the same or similar securities or property,

      (j) obligations with respect to letters of credit or reimbursement agreements therefor,

      (k) obligations with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

      (l) obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than ninety (90) days past the original invoice or billing date therefor.

      "Debt to Capitalization Ratio" means, at the time of determination, the ratio of (a) Funded Debt to (b) the sum of the Funded Debt plus Shareholders' Equity. (Determination will be made in connection with the delivery of the officer's certificate pursuant to Section 6.1(b)(iii) and may be made pursuant to Section 2.17 from time to time.)

      "Debt Securities" means collectively, (i) those senior notes dated October 27, 1992, September 22, 1993, December 27, 1993, October 27, 1994 and July 28,
1995 issued by Borrower pursuant to that certain Master Shelf Agreement dated as of December 19, 1991 between Borrower and the Prudential Insurance Company of America (as amended and restated from time to time, the "Shelf Agreement") and
(ii) the 8.02% senior notes due December 1, 2005 in the aggregate principal amount of $42,000,000 issued by Borrower pursuant to a note purchase agreement among Borrower and the members of the American General Group (as amended and restated from time to time, the "American General Agreement").

      "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

      "Default Rate" means, at the time in question, (i) with respect to any Committed Base Rate Loan, two percent (2.0%) per annum plus the Base Rate then in effect; (ii) with respect to

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any Committed Eurodollar Loan, two percent (2.0%) per annum plus (A) with respect to Tranche A Eurodollar Loans, the Tranche A Fixed Rate, or (B) with respect to Tranche B Eurodollar Loans, the Tranche B Fixed Rate; and (iii) with respect to any Competitive Bid Loan, two percent (2.0%) per annum plus the applicable Competitive Bid Rate, unless otherwise agreed to by Borrower and the applicable Lender, and (iv) with respect to any Obligation other than a Loan (including but not limited to Matured LC Obligations), two percent (2.0%) per annum plus the Base Rate then in effect. The Default Rate shall in no event, however, exceed the Highest Lawful Rate.

      "Disclosure Report" means either a notice given by Borrower under Section 6.1(d) or a certificate given by Borrower's chief financial officer, treasurer, executive vice president or president under Section 6.1(b)(iii).

      "Disclosure Schedule" means Schedule 1 hereto.

      "EBITDA" means with respect to any Person, for any period, the sum (determined without duplication on a Consolidated basis and in accordance with GAAP) of (a) such Person's net income (or net loss), and (b) such Person's Consolidated taxes, interest, depreciation, amortization and depletion expenses taken into account in determining such net income (or net loss) for such period.

      "Effective Date" means the date of the first Borrowing hereunder.

      "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and
(iii) any other Person approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.5; Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Agent from Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that any such Eligible Assignee shall have capital and surplus in excess of $1,000,000,000 and, in Agent's reasonable opinion, has experience in lending to companies in the oil and gas business and provided further that neither Borrower nor an Affiliate of Borrower (excluding the members of the Board of Directors of Borrower and their Affiliates) shall qualify as an Eligible Assignee.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

      "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

      "Eurodollar Rate" means, for any Committed Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Market Service (formerly Telerate Access Service) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Committed Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

      "Event of Default" has the meaning given it in Section 8.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Agreement" means that certain Loan Agreement dated as of May 30, 1997 among Borrower, Agent and the lenders named therein, as amended to the date hereof.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.

      "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

      "Fiscal Year" means a twelve-month period ending on December 31 of any year.


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      "Fixed Rate Payment Date" means, with respect to any Committed Eurodollar
Loan: (i) the day on which the related Interest Period ends and, if such Eurodollar Interest Period is six months in length, the date specified by Agent which is approximately three months after such Eurodollar Interest Period begins and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Committed Eurodollar Loan and is unpaid. If the terms hereof provide that payments of interest or principal with respect to such Committed Eurodollar Loan shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

      "Funded Debt" means the aggregate of the following Debt of Borrower and its Subsidiaries, after elimination of intercompany items and other Consolidation in accordance with GAAP: (a) Debt (including the Obligations) for borrowed money, regardless of maturity, (b) Debt constituting an obligation to pay the deferred purchase price of property, (c) Debt evidenced by a bond, debenture, note or similar instrument, and (d) Debt which is due and payable at the time in question, with respect to letters of credit or reimbursement agreements therefor.

      "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change but, if such change is material, all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

      "Guarantor" means MIGC, MGR, MGTC, PGT, WGRC, WGRO, WGRT, WGW, and Lance and any other Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 7.3.

      "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

      "Hedging Contracts" means futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements.

      "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

      "Initial Financial Statements" means the audited annual Consolidated financial statements of Borrower dated as of December 31, 1998.

      "Interest Period" means, with respect to each particular Committed Eurodollar Loan, a period of 1, 2, 3 or 6 months, as specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected, which would extend past the date on which the associated Note is due and payable in full.

      "Invitation to Bid" means an invitation by Agent to Lender, substantially in the form of Exhibit K, inviting each Lender to submit Competitive Bids in response to a Competitive Bid Request.

      "Issuance Date" means the first date after the date hereof on which Borrower has issued at least $150,000,000 of Subordinated Debt.

      "Issuance Spread" means, only if the Issuance Date has not occurred on or before June 30, 1999, one-fourth of one percent (0.25%) during the period from and after July 1, 1999 until the Issuance Date.

      "Issuing Bank" shall mean NationsBank, N.A., in its capacity as the issuer of LCs hereunder, and its successors in such capacity.

      "Lance" means Lance Oil & Gas Company, Inc., a Delaware corporation.

      "LC" has the meaning given it in Section 3.1.

      "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which Issuing Bank might then or thereafter be called upon to advance under all LCs then outstanding.

      "LC Sublimit" means $25,000,000.

      "Lenders" means each signatory hereto (other than Borrower), including NationsBank, N.A. in its capacity as a lender hereunder rather than as Agent, and the successors of each as holder of a Note.

      "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

      "Loan" means a Committed Loan or a Competitive Bid Loan, as applicable. "Loans" means all Committed Loans and Competitive Bid Loans.

      "Loan Documents" means this Agreement, the Notes, the LCs, the Security Documents and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (excluding term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects, and further excluding all offering memorandums prepared by NationsBanc Montgomery Securities LLC, for use in connection with the Loans).

      "Majority Lenders" shall mean at the time in question two or more Lenders collectively having at least a 66-2/3% Percentage Share; provided, however, that in the event the obligation of Lenders to make Committed Loans hereunder has been terminated or the Obligations have been accelerated at the time in question, "Majority Lenders" shall mean two or more Lenders whose aggregate ratable share of the sum of the aggregate unpaid principal balance of all Loans at the time in question and the aggregate unpaid Matured LC Obligations at such time is at least 66 2/3%.

      "Material Adverse Effect" shall mean a material, adverse effect on the businesses, properties, prospects, operations, or financial condition of Borrower on a Consolidated basis or on the right or ability of any Related Person to consummate the transactions contemplated by the Loan Documents or to perform its obligations thereunder.

      "Matured LC Obligations" has the meaning given it in Section 3.2.

      "MGR" means Mountain Gas Resources, Inc., a Delaware corporation.

      "MGTC" means MGTC, Inc., a Wyoming corporation.

      "MIGC" means MIGC, Inc., a Delaware corporation.

      "NationsBank" means NationsBank, N.A., in its individual capacity.

      "Note" means a Committed Note or a Competitive Bid Note, as appropriate.

      "Obligations" means all Debt from time to time owing by any of the Related Persons to Agent or any Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

      "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or 2.9, in any Notice of Borrowing or when no Committed Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the Schedule 3 attached hereto, and (b) when used otherwise, the percentage equal to the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Committed Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 3.2(b) plus that portion of the amount which Lenders might be called upon to advance under all LCs then outstanding that such Lender would be obligated to fund under
Section 3.2(b), by (ii) the aggregate unpaid principal balance of all Committed Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

      "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

      "PGT" means Pinnacle Gas Treating, Inc., a Texas corporation and wholly-owned subsidiary of Borrower.

      "Preferred Stock" means all issued and outstanding preferred stock of Borrower, as the same may change from time to time, including but not limited to
(i) the 1,400,000 shares of $2.28 Cumulative Preferred Stock of Borrower and
(ii) the 2,760,000 shares of $2.625 Cumulative Convertible Preferred Stock of Borrower.

      "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

      "Prohibited Lien" means any Lien not expressly allowed under Section
6.2(b).

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

      "Related Person" means any of Borrower, each Guarantor, and each other Subsidiary of Borrower with the exception of Westana, Williston Gas Company, and Sandia.

      "Reserve Requirement" means, on any day with respect to each particular Committed Eurodollar Loan, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Tranche A Fixed Rate or the Tranche B Fixed Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Tranche A Fixed Rate and the Tranche B Fixed Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

      "Right" has the meaning given it in the definition of "Shareholder Rights Plan" set forth in Section 1.1.

      "Rights Plan Preferred Stock" shall mean preferred stock of Borrower issued in connection with the exercise of a Right that: (a) is economically comparable to Borrower's common stock (including dividend rights), (b) contains no financial or operating covenants; (c) does not require Borrower to make any sinking fund or similar mandatory prepayments and is not otherwise subject to redemption at the option of the holder thereof; and (d) is not convertible or exchangeable into Debt of Borrower.

      "Risk Management Policy" means that certain WGR Commodity Price Risk Management Policy of Borrower effective as of January 24, 1997, a true and correct copy of which is attached hereto as Exhibit P.

      "Sandia" means Sandia Energy Resources Joint Venture.

      "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

      "Security Schedule" means Schedule 2 hereto.

      "Senior Cap Spread" means with respect to any Fiscal Quarter, one-fourth of one percent (0.25%) only if the Senior Debt to Capitalization Ratio in effect pursuant to Section 2.17 as of the immediately preceding Fiscal Quarter is greater than 0.40 to 1.0.

      "Senior Debt" means all of the Obligations and all indebtedness owing by the Related Persons under the Debt Securities.

      "Senior Debt to Capitalization Ratio" means, at the time of determination, the ratio of (a) the Senior Debt to (b) the sum of the Funded Debt plus Shareholders' Equity. (Determination will be made in connection with the delivery of the officer's certificate pursuant to Section 6.1(b)(iii) and may be made pursuant to Section 2.17 from time to time.)

      "Shareholder Rights Plan" means a plan containing terms that are usual and customary pursuant to which: (i) holders of Borrower's common stock at the time of adoption of the plan (and any common stock of Borrower issued thereafter) receive by way of a dividend a right (a "Right") to purchase shares of either common stock or Rights Plan Preferred Stock of Borrower or shares of common stock of an acquiring Person, which Rights are not exercisable until a Triggering Event (as hereinafter defined) occurs: (ii) prior to a Triggering Event, the Rights may be transferred only as a right attaching to Borrower's common stock; (iii) the Rights to purchase shares are not exercisable until a Triggering Event occurs; (iv) the Person or group of Persons that cause the Triggering Event shall not be permitted to exercise any Rights; and (v) Borrower may redeem the Rights for nominal consideration under certain conditions which shall not exceed an aggregate amount of $1,000,000. For purposes of this definition, the term "Triggering Event" means the acquisition by a Person or group of Persons of a certain percentage (as set forth in the respective Shareholder Rights Plan) of the shares of common stock of Borrower or the announcement by a Person or group of Persons of a tender offer or exchange offer for such percentage of the common stock of Borrower.

      "Shareholders' Equity" means the remainder of (i) Borrower's Consolidated assets minus (ii) the sum of (x) Borrower's Consolidated liabilities plus (y) all treasury stock of Borrower and its Subsidiaries plus (z) all intangible assets of Borrower and its Subsidiaries (including without limitation all patents, copyrights, licenses, franchises, goodwill, trade names and trade secrets); provided that the term "Shareholder's Equity" shall include the book value of long-term gas contracts with producers that Borrower assumes in connection with acquisitions that are reflected on the books of Borrower as assets.

      "Stock Option Agreements" means, collectively, those certain Agreements to Provide Loan(s) to enable certain employees to exercise stock options by and among Borrower and certain of its key employees.

      "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or effectively through one or more intermediaries, controlled by or owned fifty-one percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas, mineral, gas gathering or gas processing properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

      "Subordinated Debt" means unsecured Debt issued by Borrower that is subordinated to the Obligations and the Debt Securities on terms acceptable to Majority Lenders and guarantees thereof by Borrower's Subsidiaries each of which is subordinated to the Obligations and the Debt Securities on terms acceptable to Majority Lenders.

      "Subordinated Debt Proceeds" has the meaning given it in Section 2.7.

      "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

      "Tranche A Base Rate Loan" means a Tranche A Loan which does not bear interest at the Tranche A Fixed Rate.

      "Tranche A Commitment" means $100,000,000 as reduced from time to time pursuant to Section 2.7.

      "Tranche A Commitment Period" means the period from and including the until and including the earlier of the Tranche A Maturity Date or the day on which the Tranche A Notes become due and payable in full.

      "Tranche A Eurodollar Loan" means a Tranche A Loan which is properly designated to bear interest at the Tranche A Fixed Rate pursuant to Section 2.2 or 2.3.

      "Tranche A Eurodollar Spread" means, with respect to each Tranche A Eurodollar Loan:

      (a) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is less than or equal to 0.35 to 1.0, 0.625%;

      (b) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.35 to 1.0 but less than or equal to
0.45 to 1.0, 0.825%;

      (c) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.45 to 1.0 but less than or equal to
0.50 to 1.0, 1.025%;

      (d) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.50 to 1.0 but less than or equal to
0.55 to 1.0, 1.25%; and

      (e) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.55 to 1.0, 1.30%.

      "Tranche A Facility Fee Rate" means:

      (a) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is less than or equal to 0.35 to 1.0, 0.125% per annum;

      (b) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.35 to 1.0 but less than or equal to
0.45 to 1.0, 0.175% per annum;

      (c) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.45 to 1.0 but less than or equal to
0.50 to 1.0, 0.225% per annum;

      (d) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.50 to 1.0 but less than or equal to
0.55 to 1.0, 0.250% per annum; and

      (e) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.55 to 1.0, 0.450% per annum,

      "Tranche A Fixed Rate" means, with respect to each particular Tranche A Eurodollar Loan and the associated Eurodollar Rate and Reserve Requirement, the rate per annum calculated by Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined on a daily basis pursuant to the following formula:

Tranche A Fixed Rate  =

Eurodollar Rate                        +        Tranche A Spread
-------------------------------
100.0% - Reserve Requirement

The Tranche A Fixed Rate for any Tranche A Eurodollar Loan shall change whenever the Tranche A Eurodollar Spread changes, whenever the Senior Cap Spread changes, whenever the

Issuance Spread changes, and whenever the Reserve Requirement changes. The Tranche A Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

      "Tranche A Loan" has the meaning given it Section 2.1(a).

      "Tranche A Maturity Date" means the date which is 364 days after the date hereof.

      "Tranche A Note" has the meaning given it in Section 2.1(a).

      "Tranche A Spread" means, at the time of determination, the sum of the Tranche A Eurodollar Spread, the Issuance Spread, if any, and the Senior Cap Spread, if any, then in effect.

      "Tranche B Base Rate Loan" means a Tranche B Loan which does not bear interest at the Tranche B Fixed Rate.

      "Tranche B Commitment" means $200,000,000, as reduced from time to time pursuant to Section 2.7.

      "Tranche B Commitment Period" means the period from and including the until and including the earlier of the Tranche B Maturity Date or the day on which the Tranche B Notes become due and payable in full.

      "Tranche B Eurodollar Loan" means a Tranche B Loan which is properly designated to bear interest at the Tranche B Fixed Rate pursuant to Section 2.2 or 2.3.

      "Tranche B Eurodollar Spread" means, with respect to each Tranche B Eurodollar Loan:

      (a) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is less than or equal to 0.35 to 1.0, 0.60%;

      (b) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.35 to 1.0 but less than or equal to
0.45 to 1.0, 0.80%;

      (c) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.45 to 1.0 but less than or equal to
0.50 to 1.0, 1.00%;

      (d) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.50 to 1.0 but less than or equal to
0.55 to 1.0, 1.20%; and

      (e) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.55 to 1.0, 1.25%.

      "Tranche B Facility Fee Rate" means:

      (a) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is less than or equal to 0.35 to 1.0, 0.15% per annum;

      (b) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.35 to 1.0 but less than or equal to
0.45 to 1.0, 0.20% per annum;

      (c) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.45 to 1.0 but less than or equal to
0.50 to 1.0, 0.25% per annum;

      (d) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.50 to 1.0 but less than or equal to
0.55 to 1.0, 0.30% per annum; and

      (e) for each period in which the Debt to Capitalization Ratio in effect pursuant to Section 2.17 is greater than 0.55 to 1.0, 0.50% per annum.

      "Tranche B Fixed Rate" means, with respect to each particular Tranche B Eurodollar Loan and the associated Eurodollar Rate and Reserve Requirement, the rate per annum calculated by Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined on a daily basis pursuant to the following formula:

Tranche B Fixed Rate =

Eurodollar Rate                       +        Tranche B Spread
------------------------------
100.0% - Reserve Requirement

The Tranche B Fixed Rate for any Tranche B Eurodollar Loan shall change whenever the Tranche B Eurodollar Spread changes, whenever the Senior Cap Spread changes, whenever the Issuance Spread changes, and whenever the Reserve Requirement changes. The Tranche B Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

      "Tranche B Loan" has the meaning given it Section 2.1(b).

      "Tranche B Maturity Date" means March 31, 2004.

      "Tranche B Note" has the meaning given it in Section 2.1(b).

      "Tranche B Spread" means, at the time of determination, the sum of the Tranche B Eurodollar Spread, the Issuance Spread, if any, and the Senior Cap Spread, if any, then in effect.

      "Type" means, with respect to any Committed Loan, the characterization of such Committed Loan as either a Committed Base Rate Loan or Committed Eurodollar Loan.

      "Voting Shares" means at the time in question, the sum of (a) all outstanding shares of common stock of Borrower, (b) all other securities issued by Borrower which entitle the holder thereof to voting rights with respect to Borrower at such time (as used in this definition, the shares described in the immediately preceding clauses (a) and
(b) are collectively called ("Shares")), and (c) the amount of additional Shares (not including any share or security included in the preceding clauses (a) and (b)) which may be obtained by converting outstanding shares of capital stock of Borrower or rights under other outstanding instruments into Shares.

      "Westana" means the general partnership formed between WGRO and Panhandle Gathering Company, a wholly-owned subsidiary of Panhandle Eastern Pipeline Company.

      "WGRC" means WGR Canada, Inc., a New Brunswick corporation and wholly-owned subsidiary of Borrower.

      "WGRO" means Western Gas Resources - Oklahoma, Inc., a Delaware corporation and wholly-owned subsidiary of Borrower.

      "WGRS" means Western Gas Resources Storage, Inc., a Texas corporation and wholly-owned subsidiary of Borrower.

      "WGRT" means Western Gas Resources Texas, Inc., a Texas corporation and wholly-owned subsidiary of Borrower.

      "WGW" means Western Gas Wyoming, L.L.C., a Wyoming limited liability company.

      "Williston Gas Company" means the joint venture formed pursuant to that certain Amended and Restated Joint Venture Agreement dated August 1, 1990 between Borrower (as successor in interest) and Enron Gas Processing, as amended to the date hereof.

      "WPS" means Western Power Services, Inc., a Delaware corporation and wholly-owned subsidiary of Borrower.

      Section I.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

      Section I.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

      Section I.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section I.5. Calculations and Determinations. All calculations under the Loan Documents with respect to the Federal Funds Rate, Fixed Rate Portions or the interest chargeable with respect thereto shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All calculations under the Loan Documents which are unrelated to the Federal Funds Rate, Committed Eurodollar Loans and the interest chargeable with respect thereto shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by Agent or a Lender as to any Eurodollar Rate, Fixed Rate, Business Day, Interest Period, Reserve Requirement or similar matters shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP (except for financial projections).

                            ARTICLE II. - The Loans

      II.1. Committed Loans.

      (a) Tranche A Loans. Subject to the terms and conditions hereof, Lenders agree to make loans to Borrower (herein called such Lender's "Tranche A Loans") from time to time during the Tranche A Commitment Period so long as (i) all Lenders are requested to make Tranche A Committed Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (ii) the aggregate amount of all Tranche A Committed Loans outstanding does not exceed the Tranche A Commitment at any time and (iii) the aggregate amount of all Loans (including Committed Loans and Competitive Bid Loans) and all LC Obligations does not exceed the Commitment. The aggregate amount of all Tranche A Loans in any Borrowing must be greater than or equal to $250,000 and must be an integral multiple of $250,000 for requests of $1,000,000 or less and an integral multiple of $100,000 for requests over $1,000,000 or must equal the unadvanced portion of the Tranche A Commitment. The obligation of Borrower to repay to each Lender the aggregate amount of all Tranche A Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note made by Borrower payable to the order of such Lender (herein called such Lender's "Tranche A Note") in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Tranche A Note at any given time shall be the aggregate amount of all Tranche A Loans theretofore by such Lender made minus all payments of principal theretofore received by such Lender on its Tranche A Note. Principal paid or prepaid on the Tranche A Notes may, subject to the terms and conditions hereof, be reborrowed during the Tranche A Commitment Period. Interest on each Tranche A Note shall accrue and be payable as provided herein and therein.

      (b) Tranche B Loans. Subject to the terms and conditions hereof, Lenders agree to make loans to Borrower (herein called such Lender's "Tranche B Loans") from time to time during the Tranche B Commitment Period so long as (i) all Lenders are requested to make Tranche B Committed Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (ii) the sum of (a) the aggregate amount of all Tranche B Loans outstanding plus (b) the LC Obligations outstanding does not exceed the Tranche B Commitment at any time and (iii) the aggregate amount of all Loans (including Committed Loans and Competitive Bid Loans) and all LC Obligations does not exceed the Commitment. The aggregate amount of all Tranche B Loans in any Borrowing must be greater than or equal to $250,000 and must be an integral multiple of $250,000 for requests of $1,000,000 or less and an integral multiple of $100,000 for requests over $1,000,000 or must equal the unadvanced portion of the Tranche B Commitment. In addition to the foregoing, upon the making of each payment by the Issuing Bank pursuant to any LC, Borrower shall be deemed to have requested each Lender to, and such Lender shall, make a Tranche B Loan in the amount of such Lender's Percentage Share of Borrower's consequent reimbursement obligation and apply the proceeds thereof to the payment of such reimbursement obligation. When any Matured LC Obligations is repaid with proceeds of a Borrowing, such Matured LC Obligations so repaid shall be extinguished and such Borrowing shall be governed by the terms of this Agreement applicable to all other Borrowings. Any such Borrowings are Borrowings of Committed Base Rate Loans unless otherwise designated by Borrower in compliance with the notice requirements set forth in Section 2.2. The obligation of Borrower to repay to each Lender the aggregate amount of all Tranche B Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note made by Borrower payable to the order of such Lender (herein called such Lender's "Tranche B Note") in the form of Exhibit B with appropriate insertions. The amount of principal owing on any Lender's Tranche B Note at any given time shall be the aggregate amount of all Tranche B Loans theretofore by such Lender made minus all payments of principal theretofore received by such Lender on its Tranche B Note. Principal paid or prepaid on the Tranche B Notes may, subject to the terms and conditions hereof, be reborrowed during the Tranche B Commitment Period. Interest on each Tranche B Note shall accrue and be payable as provided herein and therein.

      Section II.2. Requests for New Loans. Borrower must give to Agent a Borrowing Notice for any requested Borrowing of new Committed Loans to be advanced by Lenders (i) by telephone (which telephonic notice shall be confirmed in writing by Agent) or (ii) if Agent so requests, in writing. Each Borrowing Notice must:

      (a specify (i) the aggregate amount of any such Borrowing of new Committed Base Rate Loans and the date on which such Committed Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Committed Eurodollar Loans, the date on which such Committed Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, or (iii) if such new Committed Eurodollar Loans are to be combined with existing Committed Loans in a new Borrowing, the foregoing information with respect to such combined Borrowing; and

      (b be received by Agent not later than 10:00 a.m., Dallas, Texas time, on (i) the day on which any such Committed Base Rate Loans are to be made, or (ii) if Committed Eurodollar Loans are to be made, the third Business Day preceding the day on which such Committed Eurodollar Loans are to be made.

Each telephonic Borrowing Notice shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in a written Borrowing Notice. Upon receipt of any Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Committed Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's new Committed Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Committed Loans have been neither met nor waived as provided herein, Agent shall promptly make such Committed Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Committed Loan, Agent may in its discretion assume that such Lender has made such Committed Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Committed Loan available to Borrower. If and to the extent such Lender shall not so make its new Committed Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Committed Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Committed Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Committed Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Committed Loan to be made by such other Lender.

      Section II.3. Continuations and Conversions of Existing Committed Loans. Borrower may make the following elections with respect to Committed Loans already outstanding: to Convert Committed Base Rate Loans to Committed Eurodollar Loans, to Convert Committed Eurodollar Loans to Committed Base Rate Loans on the last day of the Interest Period applicable thereto, or to continue Committed Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Committed Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Committed Loans made pursuant to one Borrowing into separate new Borrowings or combine existing Committed Loans with new Committed Loans. To make any such election, Borrower must give to Agent a Continuation/Conversion Notice for any such conversion or continuation of existing Committed Loans, with a separate notice given for each new Borrowing (i) by telephone (which telephonic notice shall be confirmed in writing by Agent) or (ii) if Agent so requests, in writing. Each such Continuation/Conversion Notice must:

      (a specify the existing Committed Loans which are to be Continued or Converted, and if such existing Committed Loans are to be combined with new Committed Loans, specify such new Committed Loans;

      (b specify (i) the aggregate amount of any Borrowing of Committed Base Rate Loans into which such existing Committed Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or
(ii) the aggregate amount of any Borrowing of Committed Eurodollar Loans into which such existing Committed Loans are to be continued, converted or combined, the date on which such Continuation, Conversion or combination is to occur (which shall be the first day of the Interest Period which is to apply to such Committed Eurodollar Loans), and the length of the applicable Interest Period; and

      (c be received by Agent not later than 10:00 a.m., Dallas, Texas time, on (i) the day on which any such continuation or conversion to Committed Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Committed Eurodollar Loans is to occur.

Each telephonic Continuation/Conversion Notice shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in the written Continuation/Conversion Notice. Upon receipt of any Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Committed Loans into Committed Eurodollar Loans or continue existing Committed Loans as Committed Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Committed Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Committed Eurodollar Loans shall automatically be converted into Committed Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Committed Loans.

      Section II.4. Competitive Bid Loans. (a) Borrower may request that each Lender submit Competitive Bids (on a several basis) to Borrower on any Business Day during the Tranche B Commitment Period, provided that all Lenders are requested to make a Competitive Bid on the same basis at the same time. In order to request Competitive Bids, Borrower shall deliver by hand or telecopy to Agent a Competitive Bid Request, to be received by Agent not later than 9:00 a.m., Dallas time one Business Day before the date specified for a proposed Competitive Bid Loan. A Competitive Bid Request that does not conform substantially to the format of Exhibit J may be rejected in Agent's sole discretion, and Agent shall promptly notify Borrower of such rejection by telecopier. After receiving an acceptable Competitive Bid Request, Agent shall no later than 12:00 noon, Dallas time on the date such Competitive Bid Request is received by Agent, by telecopier deliver to Lenders an Invitation to Bid substantially in the form of Exhibit K with respect thereto.

      (b Each Lender may, in its sole discretion, make one or more Competitive Bids to Agent responsive to each Competitive Bid Request given by Borrower. Each Competitive Bid by a Lender must be received by Agent by telecopier not later than 9:00 a.m., Dallas time on the date specified for a proposed Competitive Bid Loan. Multiple bids may be accepted by Agent. Competitive Bids that do not conform substantially to the format of Exhibit L may be rejected by Agent after conferring with, and upon the instruction of, Borrower, and Agent shall notify the bidding Lender of such rejection as soon as practicable. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify Agent by telecopier not later than 9:00 a.m., Dallas time, on the date specified for a Competitive Bid Loan; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan. A Competitive Bid submitted by a Lender shall be irrevocable.

      (c Promptly, and in no event later than 9:30 a.m., Dallas time, on the date specified for a proposed Competitive Bid Loan, Agent shall notify Borrower by telecopier of all the

Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made, and the identity of each Lender that made each Competitive Bid. Agent shall send a copy of all Competitive Bids to Borrower for its records as soon as practicable after completion of the bidding process.

      (d Borrower may, subject only to the provisions hereof, accept or reject any Competitive Bid. Borrower shall notify Agent by telecopier pursuant to a Competitive Bid Accept/Reject Letter whether and to what extent Borrower has decided to accept or reject any or all of the Competitive Bids, not later than 10:30 a.m., Dallas time, on the date specified for a proposed Competitive Bid Loan; provided, however, that:

            (i) the failure by Borrower to accept or reject any Competitive Bid within the time period specified herein shall be deemed to be a rejection of such Competitive Bid,

            (ii) the aggregate amount of the Competitive Bids accepted by Borrower shall not exceed the principal amount specified in the Competitive Bid Request,

            (iii) the aggregate amount of all Lenders' Competitive Bid Loans outstanding at any time shall not exceed $100,000,000 and the aggregate amount of all Loans (including all Competitive Bid Loans and all Committed Loans) and all LC Obligations shall not exceed the Commitment,

            (iv) if Borrower shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate, but the amount of such Competitive Bid or Competitive Bids shall cause the total amount of Competitive Bids to be accepted by Borrower to exceed the amount specified in the Competitive Bid Request, then Borrower shall accept a portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and

            (v) no Competitive Bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $1,000,000 and an integral multiple of $500,000 and is part of a Competitive Bid Loan in a minimum principal amount of $5,000,000; provided further, however, that if a Competitive Bid Loan must be in an amount less than $1,000,000 because of the provisions of clause (v) above, such Competitive Bid Loan may be for a minimum of $500,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances or portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (v), the amounts shall be rounded to integral multiples of $500,000 in a manner which shall be in the sole and absolute discretion of Borrower.

      (e Promptly on each date Borrower accepts a Competitive Bid, Agent shall notify each Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier transmission sent by Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its Competitive Bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, Agent shall notify each Lender of the aggregate principal amount of all Competitive Bids accepted. Each Lender which is to make a Competitive Bid Loan shall, before 11:00 a.m., Dallas time, on the borrowing date specified in the Competitive Bid Request applicable thereto, make available to Agent in immediately available funds the amount of each Competitive Bid Loan to be made by such Lender, and Agent shall promptly deposit such funds to an account designated by Borrower. As soon as practicable thereafter, Agent shall notify each Lender of the aggregate amount of Competitive Bid Loans advanced, the respective Competitive Bid Interest Periods thereof and Competitive Bid Rate applicable thereto.

      (f The obligation of Borrower to repay to each Lender the aggregate amount of all Competitive Bid Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by promissory notes (respectively, such Lender's "Competitive Bid Note") made by Borrower payable to the order of such Lender in the form of Exhibit N, with appropriate insertions. The amount of principal owing on any Lender's Competitive Bid Note at any given time shall be the aggregate amount of all Competitive Bid Loans theretofore made by such Lender thereunder minus all payments of principal theretofore received by such Lender thereon. Interest on each Competitive Bid Note shall accrue and be due and payable as provided herein and therein. Borrower shall repay on the final day of the Competitive Bid Interest Period of each Competitive Bid Loan (such date being that specified by Borrower for repayment of such Competitive Bid Loan in the related Competitive Bid Request and such date being no later than six months after the date of the Competitive Bid Loan) the then unpaid principal amount of such Competitive Bid Loan. Subject to Section 2.6 and the payment of amounts described in Section 2.14, Borrower shall have the right to prepay any principal amount of any Competitive Bid Loan.

      (g) No Competitive Bid Loan shall be made within five Business Days after the date of any other Competitive Bid Loan, unless Borrower and Agent shall mutually agree otherwise. If Agent shall at any time elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to Borrower requesting such Competitive Bid one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to Agent.

      Section II.5. Use of Proceeds. Borrower shall use all funds from the Borrowings under the Loans (i) first, to repay in full all existing outstanding indebtedness owing under the Existing Agreement, and (ii) thereafter, to make capital expenditures and provide working capital for its operations, to meet its reimbursement obligations under LCs, and for other general business purposes. In no event shall any LC or any Borrowing be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Lenders that it is not engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

      Section II.6. Optional Prepayments.

      (a) Subject to the provisions of this Section 2.6, Borrower may from time to time prepay the Notes, including Competitive Bid Notes, in whole or in part, so long as (A) Borrower so notifies Agent by 10:00 a.m. Dallas, Texas time on the date such prepayment is to be made, which date must be a Business Day, and
(B) the aggregate amount of all partial prepayments of principal concurrently paid on any category of Notes is greater than or equal to $250,000 and is an integral multiple of $250,000 for prepayments of $1,000,000 or less and an integral multiple of $100,000 for prepayments over $1,000,000, provided that any prepayment of any Committed Eurodollar Loan or Competitive Bid Loan shall be accompanied by all reimbursement amounts payable pursuant to Section 2.14. Unless otherwise designated by Borrower, any prepayment of Competitive Bid Loans shall be applied to the outstanding Competitive Bid Loans in order of shortest maturity. Agent shall give each Lender prompt notice of any notice of prepayment it receives from Borrower.

      (b) Each prepayment of principal under this Section 2.6, shall be accompanied by all interest accrued at the interest rate applicable to the principal amount being prepaid through the date of such prepayment and unpaid on such Notes. Each principal payment of a Committed Loan made under this Section
2.6 shall be apportioned and applied to each Lender's Committed Note in accordance with such Lender's Percentage Share of such payment. Any principal or interest prepaid pursuant to this Section 2.6 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

      Section II.7. Mandatory Prepayments.

      (a) Tranche A Loans. If the aggregate unpaid principal balance of the Tranche A Loans ever exceeds the Tranche A Commitment, Borrower shall, immediately after Agent on behalf of Majority Lenders gives written notice of such fact to Borrower, make a prepayment to Agent for distribution to Lenders in the amount of such excess on the Tranche A Loans in accordance with Lenders' Percentage Shares.

      (b) Tranche B Loans. If the sum of (i) the aggregate unpaid principal balance of the Tranche B Loans and (ii) the LC Obligations outstanding ever exceeds the Tranche B Commitment, Borrower shall, immediately after Agent on behalf of Majority Lenders gives written notice of such fact to Borrower, make a prepayment to Agent for distribution to Lenders in the amount of such excess on the Tranche B Loans in accordance with Lenders' Percentage Shares.

      (c) Proceeds of Asset Sales and Related Reduction of Commitment. Until the Issuance Date:

            (i) Ninety percent (90%) of the Asset Sale Proceeds arising from each Asset Sale shall be delivered by Borrower, first, to NationsBank to pay the outstanding principal balance of, and accrued and unpaid interest on, the Debt outstanding under the Bridge Facility until such Debt is reduced to zero and, second, to Agent to pay the unpaid principal balance of, and accrued and unpaid interest on, the Tranche A Loans until the aggregate unpaid principal balance of the Tranche A Loans does not exceed the Tranche A Commitment and to pay the Tranche B Loans until the sum of the aggregate unpaid principal balance of the Tranche B Loans and the LC Obligations does not exceed the Tranche B Commitment, in each case after the reductions described in the immediately following subsection (ii);

            (ii) In connection with each Asset Sale for which all Asset Sale Proceeds are not applied to the Bridge Facility, each of the Tranche A Commitment and the Tranche B Commitment shall be reduced, pro rata, so as to represent the same proportion of the Commitment after such reduction as it represented before such reduction, by an amount equal to fifty percent (50%) of the Asset Sale Proceeds arising from such Asset Sale which are not applied to the Bridge Facility, such reduction to be effective on the date of receipt thereof by any Related Person.

      (d) Proceeds of Issuance of Subordinated Debt and Related Reduction of Commitment. The proceeds from the issuance of Subordinated Debt, net of reasonable out-of-pocket costs of issuance incurred by Borrower ("Subordinated Debt Proceeds") shall be applied as follows:

            (i) First, the Subordinated Debt Proceeds shall be delivered by Borrower to NationsBank to pay the outstanding principal balance of, and accrued and unpaid interest on, the Debt outstanding under the Bridge Facility until such Debt is reduced to zero.

            (ii) Second, until the aggregate amount of the Tranche A Commitment and the Tranche B Commitment is equal to $250,000,000:

                  (A) Each of the Tranche A Commitment and the Tranche B
            Commitment shall be reduced, pro rata, so as to represent the same proportion of the Commitment after such reduction as it represented before such reduction, by an amount equal to fifty percent (50%) of the Subordinated Debt Proceeds remaining after the Debt under the Bridge Facility has been paid in full, such reduction to be effective on the date of receipt thereof by any Related Person; and

                  (B) Borrower shall deliver to Agent Subordinated Debt Proceeds in the amount necessary to pay the unpaid principal balance of, and accrued and unpaid interest on, the Tranche A Loans until the aggregate unpaid principal balance of the Tranche A Loans does not exceed the Tranche A Commitment and to pay the Tranche B Loans until the sum of the aggregate unpaid principal balance of the Tranche B Loans and the LC Obligations does not exceed the Tranche B Commitment, in each case after the reductions described in subsection immediately above.

      (e) Reduction in Commitment on September 30,1999. If the Commitment has not been reduced to $250,000,000 pursuant to Section 2.7(c) or Section 2.7(d) by September 30, 1999, on such date the Commitment shall be reduced automatically to $250,000,000, and each of the Tranche A Commitment and the Tranche B Commitment shall be reduced automatically on such date, pro rata, so as to represent the same proportion of the Commitment after such reduction as it represented before such reduction, by the amount necessary to reduce the aggregate amount of the Commitment to $250,000,000.

      (f) Prepayment Procedures. Each prepayment of principal on a Committed Note made under this Section 2.7 shall be accompanied by all interest then accrued at the interest rate applicable to the principal amount being prepaid and unpaid on such Committed Note; provided that any prepayment under a Committed Note must be accompanied by any amounts due under Section 2.14 as a result of such prepayments.

      Section II.8. Payments to Lenders. Borrower will make each payment which it owes under the Loan Documents (whether under any of Sections 2.6, 2.7, 3.2, or otherwise) to Agent for the account of Lender to whom such payment is owed not later than noon, Dallas time, in lawful money of the United States of America and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Notes. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and Agent and Lenders shall apply all such money so distributed, as follows:

      (a) first, for the payment of all Obligations other than Swap Obligations (as defined below) which are then due, and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent or any Lender under
Section 6.1(i) or 9.11 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree;

      (b) then for the prepayment of amounts owing under the Loan Documents (other than Swap Obligations and principal on the Notes) if so specified by Borrower;

      (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

      (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.6 and 2.7. All distributions of amounts described in any of subsections (b),
(c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed to all Lenders which are described in such subsection. As used in this Section 2.8, the term "Swap Obligations" means the Obligations described in clause (ii) of Section 2(a) of each Guaranty described in the Security Schedule.

      Section II.9. Facility Fees. In consideration of Lenders' commitment to enter into this Agreement and to advance funds to Borrower hereunder, Borrower will pay to Agent, for pro rata distribution to each Lender in accordance with its Percentage Share, a facility fee for Tranche A Commitment determined on a daily basis by applying the Tranche A Facility Fee Rate to the Tranche A Commitment and a facility fee for the Tranche B Commitment determined on a daily basis by applying the Tranche B Facility Fee Rate to the Tranche B Commitment. Promptly at the end of each Fiscal Quarter Agent shall calculate the facility fees then due and shall notify Borrower thereof. Borrower shall pay such facility fee to Agent within five Business Days after receiving such notice.

      Section II.10. Increased Cost and Reduced Return.

      (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

            (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Committed Eurodollar Loans or Competitive Bid Loans, its Notes, or its obligation to make Committed Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Committed Eurodollar Loans or Competitive Bid Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

            (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Fixed Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

            (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Committed Eurodollar Loans or Competitive Bid Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Committed Eurodollar Loans or Competitive Bid Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 2.10(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 2.13 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

      (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      (c) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      Section II.11. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Committed Eurodollar Loan:

      (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

      (b) the Majority Lenders determine (which determination shall be conclusive) and notify Agent that the Fixed Rate will not adequately and fairly reflect the cost to Lenders of funding Committed Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

      Section II.12. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Committed Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 2.13 shall be applicable).

      Section II.13. Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Committed Eurodollar Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 2.10 or 2.12 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 2.12 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.10 or 2.12 hereof that gave rise to such Conversion no longer exist:

      (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

      (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 2.10 or 2.12 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 2.13 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

      Section II.14. Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

      (a) any payment, prepayment, or Conversion of a Committed Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.1) on a date other than the last day of the Interest Period for such Loan; or

      (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, Convert, Continue, or prepay a Committed Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

      Section II.15. Taxes. (a) Any and all payments by Borrower to or for the account of any Lender or Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

      (c) Borrower agrees to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 2.15) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

      (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

      (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to Section 2.15(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.15(a) or 2.15(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.15, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender and in the event Lender is reimbursed for an amount paid by Borrower pursuant to this Section 2.15, it shall promptly return such amount to Borrower.

      (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

      (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
2.15 shall survive the termination of the Commitments and the payment in full of the Notes.

      Section II.16. Compensation Procedure. Any Lender or Issuing Bank notifying Borrower of the incurrence of additional costs under Sections 2.10 through 2.15 shall in such notice to Borrower and Agent set forth in reasonable detail the basis and amount of its request for compensation; provided that if such Lender or Issuing Bank fails to give notice to Borrower of any additional costs within ninety (90) days after it has actual knowledge thereof, neither such Lender nor Issuing Bank shall be entitled to compensation for such additional costs incurred more than ninety (90) days prior to the date on which notice is given by such Lender or Issuing Bank. Determinations and allocations by each Lender or Issuing Bank for purposes of Sections 2.10 through 2.15 of the effect of any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof, any losses or expenses incurred by reason of the liquidation or reemployment of deposits or other funds, any taxes, levies, costs and charges imposed, or the effect of capital maintained on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue LCs, or on amounts receivable by it in respect of Loans or LCs, and of the amounts required to compensate such Lender under Sections 2.10 through 2.15, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis and there shall be no demand for duplicate payments of the same additional cost. Any request for compensation under this Section 2.16 shall be paid by Borrower within thirty
(30) Business Days of the receipt by Borrower of the notice described in this
Section 2.16.

      Section II.17. Interest Rate Changes.

      (a) Initial Debt to Capitalization Ratio and Initial Senior Debt to Capitalization Ratio. The Debt to Capitalization Ratio in effect from the date hereof until changed as herein provided is 0.57 to 1.0. The Senior Debt to Capitalization Ratio in effect from the date hereof until changed as herein provided is 0.57 to 1.0.

      (b) Decreases In Rates. Any reduction in the Base Rate, the Tranche A Fixed Rate, the Tranche B Fixed Rate or the rate being used to determine facility fees pursuant to Section 2.9 (in this section collectively called the "Rates") as a result of a change in the Debt to Capitalization Ratio or Senior Debt to Capitalization Ratio shall be requested by Borrower in a certificate delivered to Agent in which Borrower certifies as to the Debt to Capitalization Ratio and Senior Debt to Capitalization Ratio in effect on the date thereof. Together with any such certificate, Borrower shall deliver to Agent true and correct financial statements of Borrower, in form and substance satisfactory to Agent, supporting Borrower's calculation of such Debt to Capitalization Ratio and Senior Debt to Capitalization Ratio. If Agent determines Borrower's calculation is correct, the reduction in the Rates shall become effective on the fifth Business Day following the date on which such notice is given to Agent or Lenders otherwise become aware of such a change in the Debt to Capitalization Ratio or the Senior Debt to Capitalization Ratio; provided that with respect to Committed Eurodollar Loans, such decrease shall apply only to Committed Eurodollar Loans continued or converted after such effective date.

      (c) Increases In Rates. With respect to any increase in the Rates, Borrower must notify Agent of any change in the Rates as a result of a change in the Debt to Capitalization Ratio or Senior Debt to Capitalization Ratio. Any such increase in the Rates shall become effective on the fifth Business Day following the date on which such notice is given to Agent or Lenders otherwise become aware of such a change in the Debt to Capitalization Ratio or the Senior Debt to Capitalization Ratio; provided that with respect to Committed Eurodollar Loans, such increase shall apply only to Committed Eurodollar Loans made, continued or converted after such effective date.

                        ARTICLE III. - Letters of Credit

      Section III.1 LCs. From time to time during the Tranche B Commitment Period, Borrower may request Issuing Bank to issue, in reliance on the agreements of Lenders set forth in Section 3.2(b), letters of credit (each herein called an "LC") by means of an application in the form of Exhibit C, appropriately completed and with a proposed form of LC attached. Issuing Bank shall have no obligation whatsoever to issue any such requested LC, but any such LC which Issuing Bank does issue shall be subject to all terms and provisions hereof relating to LCs, and shall be subject to the following restrictions: (a) no LC issued hereunder shall have an expiration date later than the earlier of two years after the date of issuance thereof or the end of the Tranche B Commitment Period, without the prior written consent of all Lenders; (b) no LC issued hereunder shall be issued in an amount greater than $10,000,000 without the prior written consent of Majority Lenders; (c) the LC Obligations outstanding shall at no time exceed the LC Sublimit; (d) the sum of (i) the LC Obligations outstanding and (ii) the aggregate amount of all Tranche B Loans does not exceed the Tranche B Commitment; and (e) the aggregate amount of all Loans (including Committed Loans and Competitive Bid Loans) and all LC Obligations does not exceed the Commitment.

      Section III.2. Reimbursement of LCs.

      (a) Reimbursement by Borrower. Each payment by Issuing Bank pursuant to any LC (whether in response to a draft, a demand for payment, or otherwise), shall constitute a loan to and an obligation of Borrower. Borrower hereby promises to pay to Issuing Bank, or to Issuing Bank's order, at Issuing Bank's office at 901 Main Street, Dallas, Texas, on demand, any and all amounts paid by Issuing Bank pursuant to any and all LCs (such amounts being herein called the "Matured LC Obligations"). Section 2.1(b) describes certain situations in which such payments may be made with funds advanced by Lenders under the Tranche B Notes, but Borrower's obligations to pay the Matured LC Obligations as provided in this section are absolute and not contingent upon the conditions for such Borrowings being met. Borrower hereby promises to pay to Issuing Bank, or to Issuing Bank's order, at Issuing Bank's office at 901 Main Street, Dallas, Texas, on demand, interest at the Default Rate on (a) any outstanding Matured LC Obligations and (b) any fees or other amounts due with respect to LCs (to the extent the same can legally bear interest). Borrower hereby promises to pay, when due, all present and future taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on, under or in respect of this Agreement or any LC and any payments of principal, interest or other amounts made on or in respect of any thereof (excluding, however, any such taxes, levies, costs and charges imposed on or measured by the overall net income of Issuing Bank). Borrower promises to indemnify Issuing Bank against, and to reimburse Issuing Bank on demand for, any of the foregoing taxes, levies, costs or charges paid by Issuing Bank and any loss, liability, claim or expense, including interest, penalties and legal fees, that Issuing Bank may incur because of or in connection with the failure of Borrower to make any such payment of taxes, levies, costs or charges when due or any payment of Matured LC Obligations when due. In addition, and without limiting the generality of the foregoing, if any law, regulation or the interpretation thereof by any court or administrative or governmental authority shall either impose, modify or deem applicable any capital, reserve, insurance premium or similar requirement against letters of credit issued by Issuing Bank and the result thereof shall be to increase the cost to Issuing Bank of issuing or maintaining any letter of credit; then, on demand by Issuing Bank, Borrower further promises to pay to Issuing Bank, from time to time, additional amounts which shall be sufficient to compensate Issuing Bank for the portion of such increased costs allocable to the LCs. A written advice(s) setting forth in reasonable detail such costs incurred by Issuing Bank, submitted by Issuing Bank to Borrower from time to time, shall be conclusive, absent manifest error, as to the amount thereof.

      (b) Reimbursement by Lenders. Issuing Bank irrevocably agrees to grant and hereby grants to each Lender, and, to induce Issuing Bank to issue LCs hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Issuing Bank, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of Issuing Bank's obligations and rights under each LC issued hereunder and the amount of each draft paid by Issuing Bank thereunder. In the event that Borrower should fail to pay Issuing Bank on demand the amount of any draft or other request for payment drawn under or purporting to be drawn under a LC as provided in subsection (a) above, each Lender shall, before 2:00 p.m. (Dallas Time) on the Business Day Issuing Bank shall have given notice to Lenders of Borrower's failure to so pay Issuing Bank, if such notice is given by 10:00 am., Dallas Time (or on the Business Day immediately succeeding the day such notice is given after 10:00 am. Dallas Time), pay to Issuing Bank at Issuing Bank's offices in Dallas, Texas, in legal tender of the United States of America, in same day funds, such Lender's Percentage Share of the amount of such draft or other request for payment from Borrower plus interest on such amount from the date Issuing Bank shall have paid such draft or request for payment to the date of such payment by such Lender at the Default Rate. Each Lender's obligation to make payment to Issuing Bank pursuant to the terms of this Section 3.2(b) is irrevocable and unconditional. If any such amount required to be paid by any Lender pursuant to this Section 3.2(b) is not in fact made available by such Lender to Issuing Bank within three Business Days after the date such payment is due, Issuing Bank shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the Default Rate. A written advice(s) setting forth in reasonable detail the amounts owing under this
Section 3.2, submitted by Issuing Bank to Borrower from time to time, shall be conclusive, absent manifest error, as to the amounts thereof. Whenever, at any time after Issuing Bank has made payment under any LC, and has received from any Lender its Percentage Share of such payment in accordance with this Section 3.2(b), Issuing Bank receives any payment related to such LC (whether directly from Borrower or otherwise, including proceeds of collateral applied thereto by Issuing Bank), or any payment of interest on account thereof, Issuing Bank will distribute to such Lender its Percentage Share thereof; provided, however, that in the event that any such payment received by Issuing Bank shall be required to be returned by Issuing Bank, such Lender shall return to Issuing Bank the portion thereof previously distributed by Issuing Bank to it.

      Section III.3. Transferees of LCs. Borrower agrees that if any LC provides that it is transferable, Issuing Bank is under no duty to determine the proper identity of anyone appearing as transferee of such LC, nor shall Issuing Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers. Payment by Issuing Bank to any purported transferee or transferees as determined by Issuing Bank is hereby authorized and approved, and Borrower further agrees to hold Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing or the circumstances described in Section 3.6.

      Section III.4. Extension of Maturity of LCs. Borrower agrees that in the event of any extension of the maturity or time for presentation of drafts or demands for payment or any other modification of the terms of any LC at the request of Borrower or by order of any court or tribunal, with or without notification to others, or in the event of any increase in the amount of any LC at the request of Borrower or by order of any court or tribunal, this Agreement shall be binding upon Borrower with respect to the LC so increased or otherwise modified, with respect to drafts and demands for payment thereunder, and with respect to any action taken in accordance with such extension, increase or other modification by Issuing Bank or by any bank which is a confirming bank or an advising bank with respect to any LC.

      Section III.5. Restriction on Liability. Neither Issuing Bank nor any bank which is a confirming bank or an advising bank with respect to an LC (in this section called a "correspondent") shall be responsible for (a) the use which may be made of any LC or for any acts or omissions of the users of any LC; (b) the existence or nonexistence of a default under any instrument secured or supported by any LC or any other event which gives rise to a right to call upon any LC;
(c) the validity, sufficiency or genuineness of any document delivered in connection with any LC, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (d) except as specifically required by an LC, failure of any instrument to bear any reference or adequate reference to any LC, or failure of documents to accompany any draft at negotiation or failure of any person to note the amount of any draft on the reverse of any LC or surrender or take up any LC; or (e) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless or otherwise. Issuing Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in the business of any of the correspondents or any refusal by Issuing Bank or any of the correspondents to pay or honor drafts drawn under any LC because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter enforced or for any matter beyond the control of Issuing Bank. The happening of any one or more of the contingencies referred to in the preceding clauses of this paragraph shall not affect, impair or prevent the vesting of any of the rights or powers of Issuing Bank and Lenders under this Agreement, or the obligation of Borrower to make reimbursement. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth Borrower agrees that any action taken or omitted to be taken by Issuing Bank or any Lender or by any correspondent under or in connection with any LC shall be binding on Borrower and shall not put Issuing Bank or any Lender or any correspondent under any resulting liability to Borrower unless grossly negligent or in breach of good faith.

      Section III.6. No Duty to Inquire. Borrower agrees that Issuing Bank is authorized and instructed to accept and pay drafts and demands for payment under the LCs without requiring, and without responsibility for, either at the time of acceptance or payment or thereafter, the determination as to the existence of any event giving rise thereto or the proper identity or authority of anyone appearing on behalf of the beneficiary of any LC.

      Section III.7. LC Fees. In consideration of any issuance by Issuing Bank of LCs hereunder and of Lender's incurrence of a reimbursement obligation with respect to such LCs, Borrower agrees to pay (a) to Agent for pro rata distribution to each Lender in accordance with its Percentage Share, a letter of credit fee at a rate equal to the Tranche B Eurodollar Spread then in effect, and (b) to such Issuing Bank for its own account, a letter of credit fronting fee at a rate equal to one-eighth of one percent per annum. Each such fee will be calculated on the term and face amount of such LC and the above applicable rate and will be payable upon the issuance of such LC.

                 ARTICLE IV. - Conditions Precedent to Lending

      Section IV.1. Documents to be Delivered. No Lender has any obligation to make its first Committed Loan and Issuing Bank has no obligation to issue the first LC (whether or not otherwise agreed to by Issuing Bank) unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

      (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

      (b) Each Note.

      (c) Certain certificates of Borrower including:

            (i) An "Omnibus Certificate" of the Vice President Finance and the Secretary or an Assistant Secretary of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

            (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2.

      (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

      (e) A favorable opinion of John Walter counsel for Borrower, substantially in the form set forth in Exhibit H, together with the certificate provided for in such Exhibit.

      (f) Each Security Document listed in the Security Schedule.

      (g) Documents similar to those specified in subsections (c)(i) and (d) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

      (h) A Notice of Final Agreement in the form of the attached Exhibit O.

      Section IV.2. Additional Conditions Precedent. No Lender has any obligation to make any Committed Loan (including its first) and Issuing Bank has no obligation to issue any LC (including its first, whether or not otherwise agreed to by Issuing Bank), unless the following conditions precedent have been satisfied:

      (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Committed Loan or issuance of such LC (except to the extent that the facts upon which such representations and warranties are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Committed Loan or the issuance of such LC; provided, however, that Borrower's only representations and warranties regarding any financial projections delivered by Borrower shall be that at the time such projections were made, Borrower made such projections in good faith, using assumptions that Borrower believed were reasonable at the time made.

      (b) No Default shall exist at the date of such Committed Loan or issuance of such LC.

      (c) No material adverse change shall have occurred to Borrower's Consolidated financial condition or businesses since the date of this Agreement.

      (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Committed Loan or issuance of such LC.

      (e) The making of such Committed Loan or issuance of such LC shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

      (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for the Related Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

                  ARTICLE V. - Representations and Warranties

      Section V.1. Borrower's Representations and Warranties. To confirm each Lender's understanding concerning Borrower and Borrower's business, properties and obligations and to induce Agent and each Lender to enter into this Agreement and to make the Committed Loans and to induce the Issuing Bank to issue LCs, Borrower represents and warrants to Agent, Issuing Bank, and each Lender that:

      (a) No Default. Borrower is not in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

      (b) Organization and Good Standing. Each Related Person which is a corporation or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except for jurisdictions in which the failure to qualify or maintain such qualification would not have a Material Adverse Effect. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

      (c) Authorization. Each Related Person which is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder, and Borrower is duly authorized to apply for the issuance of any LC requested hereunder.

      (d) No Conflicts or Consents. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not, to the best of our knowledge, (i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation as in effect on the date such representation and warranty is made, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Debt owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. No consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

      (e) Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

      (f) Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the date thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the period thereof. Since the date of the Initial Financial Statements no material adverse change has occurred in Borrower's financial condition or businesses or in Borrower's Consolidated financial condition or businesses, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

      (g) Other Obligations and Restrictions. No Related Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which can reasonably be expected to have a Material Adverse Effect.

      (h) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Agent and each Lender in writing which can reasonably be expected to have a Material Adverse Effect. Borrower has heretofore delivered to Agent and each Lender true, correct and complete copies of the Initial Financial Statements.

      (i) Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or can reasonably be expected to have a Material Adverse Effect, and
(ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or, to the best of Borrower's knowledge, against any Related Person's stockholders, partners, directors or officers which have or may reasonably be expected to have a Material Adverse Effect.

      (j) Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Related Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which do or may reasonably be expected to have a Material Adverse Effect.

      (k) ERISA Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in
Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $2,500,000.

      (l) Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (i) the Related Persons are conducting their businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such laws, in all material respects;
(ii) none of the operations or properties of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) no Related Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Related Person; (iv) no Related Person has transported or arranged for the transportation of any Hazardous Material to any location which is (1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) to the best of our knowledge, the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (v) no Related Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials, except to the extent the matters described in the foregoing clauses (i) through (v) would not have a Material Adverse Effect.

      (m) Names and Places of Business. No Related Person has, during the preceding five years, had, been known by, or used any other corporate, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of the Related Persons are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3 or (if different) the address of each such Related Person set out in the Disclosure Schedule. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Related Person has any other principal place of business.

      (n) Borrower's Subsidiaries. None of Borrower and its Subsidiaries presently has any Subsidiary or owns any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report.

      (o) Title to Properties; Licenses. Except as disclosed in the Disclosure Schedule, each Related Person has good and defensible title to all of its material properties and assets, free and clear of all Prohibited Liens and of all impediments to the use of such properties and assets in such Related Person's business, except that (i) with regard to easements and rights-of-way relating to any Related Person's gathering systems, to the best of such Related Person's knowledge, there exist no Liens that a reasonable and prudent operator in the gas processing business would consider to be a material impairment of title and such Related Person has such title as is reasonably necessary to permit the use and enjoyment of such gathering systems, and (ii) no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Each Related Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Related Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

      (p) Government Regulation. Neither Borrower nor any other Related Person owing Obligations except WPS is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or, to the best of our knowledge, any other statute, law, regulation or decree which regulates the incurring by such Person of Debt, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

      (q) Insider. Neither Borrower, nor any other Related Person, nor, to the best of our knowledge, any Person having "control" (as that term is defined in 12 U.S.C. ss. 375b(9) or in regulations promulgated pursuant thereto) of Borrower, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375b(8) or (9) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary or of any Subsidiary of a bank holding company of which Lender is a Subsidiary.

      (r) Officers and Directors. With the exception of the Senior Vice President - Engineering, the officers and directors of Borrower are those persons disclosed in the definitive proxy statement prepared by Borrower and filed with the Securities and Exchange Commission in connection with Borrower's most recent annual meeting, copies of which proxy statement have been previously furnished in connection with the negotiation hereof, except as set forth on the Disclosure Schedule or a Disclosure Report.

      (s) Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within Related Persons' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Related Persons may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of Related Persons' suppliers and vendors) that are material to any of Related Persons' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

      Section V.2. Representation by Lenders. Each Lender hereby represents that it will acquire its Notes for its own account in the ordinary course of its lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Notes, any participation interest or other interest in its Notes, or any of its other rights and obligations under the Loan Documents; provided that such sale or transfer is made in substantial compliance with applicable law.

                      ARTICLE VI. - Covenants of Borrower

      Section VI.1. Affirmative Covenants. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise in writing:

            (a) Payment and Performance. Borrower will pay all amounts owed by it under the Loan Documents to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will use its best efforts to cause each other Related Person to observe, perform and comply with every term, covenant and condition of the Loan Documents applicable to it.

            (b) Books, Financial Statements and Reports. Each Related Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Agent and each Lender at Borrower's expense:

                  (i) As soon as available, and in any event within 90 days
            after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with opinions, based on audits using generally accepted auditing standards, by PricewaterhouseCoopers, or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. Such Consolidated financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of operations, of cash flows, and of changes in stockholders' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within 90 days after the end of each Fiscal Year Borrower will furnish to Agent and each Lender (A) a certificate in the form of Exhibit F signed by the chief financial officer, treasurer or controller of Borrower confirming compliance (or failure to comply) with the requirements of Sections 6.2(a), (b), (e), (f), (k), (l),
            (m), and (n) and setting out in reasonable detail calculations showing such compliance, if applicable, and (B) a report signed by such accountants stating that they have reviewed such certificate and this Agreement and further stating that, in making such review and the examination and report on the Consolidated financial statements described above, they did not obtain any knowledge that there existed any condition or event related to the financial covenants set forth in such sections relating to Borrower at the end of such Fiscal Year or at the time of their report which constituted an Event of Default or a Default, or, if they did obtain any such knowledge, specifying the nature and period of existence of any such condition or event.

                  (ii) For each Guarantor which has EBITDA in any Fiscal Quarter which constitutes ten percent (10%) or more of Borrower's Consolidated EBITDA for such Fiscal Quarter or which has assets at any time with a book value equal to or exceeding ten percent (10%) of the book value of Borrower's Consolidated assets at such time, as soon as available, and in any event within 90 days after the end of each fiscal year of such Guarantor, complete Consolidated financial statements of such Guarantor, together with all notes thereto, prepared in reasonable detail in accordance with all regulations applicable to such Guarantor or in accordance with accounting methods acceptable to Agent. Such Consolidated financial statements shall contain a balance sheet as of the end of such fiscal year and a statement of operations for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year.

                  (iii) As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, (A) Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and statements of operations for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail in accordance with GAAP, subject to changes resulting from normal year-end adjustments, (B) for each Guarantor which has EBITDA in any Fiscal Quarter which constitutes ten percent (10%) or more of Borrower's Consolidated EBITDA for such Fiscal Quarter or which has assets at any time with a book value equal to or exceeding ten percent (10%) of the book value of Borrower's Consolidated assets at such time, such Guarantor's consolidated balance sheet as of the end of each fiscal quarter of such Guarantor and statements of operations from the beginning of its then current fiscal year to the end of such fiscal quarter, prepared in reasonable detail in accordance with all regulations applicable to such Guarantor or in accordance with accounting methods acceptable to Agent, subject to changes resulting from normal year end adjustments, and (C) a certificate in the form of Exhibit F signed by the chief financial officer, treasurer or controller of Borrower, confirming compliance (or failure to comply) with the requirements of Sections 6.2(a),
            (b), (e), (f), (k), (l), (m), and (n) and setting out in reasonable detail calculation showing such compliance, if applicable, stating that such financial statements are materially complete, stating that he has reviewed the Loan Documents and carried out or caused to be carried out such further review as is necessary to enable him to express an informed opinion as to compliance with the Loan Documents, and further stating that to the best of his knowledge there is no condition or event at the end of such Fiscal Quarter or at the time of such certificate which constitutes an Event of Default or a Default or specifying the nature and period of existence of any such condition or event.

                  (iv) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its shareholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange or any governmental authority responsible for compliance with securities laws.

                  (v) By April 29 of each year, a projection of Borrower's cash flows for such year in form and scope substantially similar to
            Exhibit I hereto.

                  (vi) As soon as delivered to holders of the Debt Securities, copies of all reports, statements and notices delivered generally to holders of Debt Securities (excluding data which Borrower deems duplicative, immaterial or inapplicable for delivery to Agent and Lenders).

            (c) Other Information and Inspections. Each Related Person will furnish to Agent and each Lender any information which Agent may from time to time request on behalf of itself or any Lender concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Agent on behalf of Lenders, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives, on behalf of Lenders, to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each of Agent and Lenders agrees that, until the occurrence of a Default, it will take all reasonable steps to keep confidential any proprietary information regarding lists of customers of Borrower and its Subsidiaries and the terms of contracts of Borrower and its Subsidiaries with purchasers and producers; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or (iii) is furnished to purchasers or prospective purchasers of participations or interests in the Loans or the Notes so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon Agent and each Lender under this sentence.

            (d) Notice of Material Events. Borrower will promptly notify Agent and each Lender (i) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition, (ii) of the occurrence of a Default or Event of Default, (iii) of the acceleration of the maturity of any indebtedness owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default can reasonably be expected to have a Material Adverse Effect, (iv) of any material adverse claim (or any claim of $10,000,000 or more) asserted against any Related Person or with respect to any Related Person's properties pursuant to which an adverse decision can reasonably be expected to have a Material Adverse Effect, (v) of the occurrence of any Termination Event or of any event or condition known to Borrower which can reasonably be expected to have a Material Adverse Effect, and (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision can reasonably be expected to have a Material Adverse Effect. Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, Event of Default or default, to protect against any such adverse claim, to defend any such suit or proceeding, to remedy any such Termination Event or event affecting enforceability, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same. Borrower hereby represents that the address of the chief executive office and principal place of business of each Related Person is the address of Borrower set out in Section 10.3 hereof or (if different) the address of each Related Person set out in the Disclosure Schedule.

            (e) Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times, except to the extent that failure to do so would not have a Material Adverse Effect.

            (f) Maintenance of Existence and Qualifications. Each Related Person which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on such Related Person.

            (g) Payment of Trade Debt, Taxes, etc. Each Related Person (i) will timely file all required tax returns; (ii) will timely pay all taxes, assessments and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) will within 90 days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers, and other Persons providing goods and services used by it in the ordinary course of its business; (iv) will pay and discharge when due all other Debt now or hereafter owed by it; and (v) will maintain appropriate accruals and allowance accounts for all such liabilities in a timely fashion in accordance with GAAP. Each Related Person may, however, delay paying or discharging any such taxes, charges, claims or liabilities so long as the validity thereof is contested in good faith by appropriate proceedings and it has set aside on its books adequate allowance accounts therefor in accordance with GAAP.

            (h) Insurance. Borrower and the Related Persons will keep or cause to be kept adequately insured by financially sound and reputable insurers all property of a character usually insured by corporations or partnerships engaged in the same or similar businesses. Borrower and the Related Persons shall maintain business interruption insurance in an amount providing not less than $10,000,000 coverage for the covered persons, taken as a whole. At all times adequate insurance against liability on account of damages to Persons or property and workmen's compensation insurance shall be maintained covering Borrower and the Related Persons, which insurance shall be by financially sound and reputable insurers.

            (i) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of NationsBanc Montgomery Securities LLC (including attorneys' fees) in connection with the syndication of the Loans and by or on behalf of Agent (including attorneys' fees) in connection with (i) the preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document,
      (iii) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (iv) the enforcement, after the occurrence of a Default, of the Loan Documents. In addition to the foregoing, Borrower will pay the expenses of each Lender in connection with the events described in clause (iv) above. In no event shall Borrower pay any expenses incurred by Agent or any Lender in connection with the physical loss of any Note.

            (j) Performance on Borrower's Behalf. If any Related Person fails to pay any taxes, insurance premiums, costs, expenses, or other amounts it is required to pay under any Loan Document (including without limitation any amounts required to be paid under Sections 6.1(i) and 8.3 of this Agreement), Agent may pay the same on behalf of Lenders.

      Borrower shall immediately reimburse Agent for any such payments and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the Default Rate from the date such amount is paid by Agent until the date such amount is repaid to Agent).

            (k) Compliance with Agreements and Law. Each Related Person will perform all obligations which are material to Borrower's Consolidated financial condition which such Related Person is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound (subject to their rights to delay payment in the circumstances described in Section 6.1(g)). Each Related Person will conduct its business and affairs in material compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters) except where such failure would not have a Material Adverse Effect.

            (l) Evidence of Compliance. Each Related Person will furnish to each Lender at such Related Person's or Borrower's expense all evidence which Agent from time to time reasonably requests on behalf of Lenders, including but not limited to the forms of evidence and assurance described in Section 4.2(f) as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

            (m) Shareholder Rights Plan. Notwithstanding anything else contained in this Agreement, Borrower may dividend, issue, redeem or otherwise sell or acquire any Rights pursuant to a Shareholder Rights Plan.

            (n) Year 2000 Compliance. Borrower will promptly notify Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to any of Related Persons' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure would not present a material probability of having a Material Adverse Effect.

      Section VI.2. Negative Covenants. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent and each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise in writing:

      (a) Debt. No Related Person, Sandia, Westana, or Williston Gas Company will in any manner owe or be liable for Debt except:

            (i) the Obligations;

            (ii) unsecured Debt among Borrower and any Guarantor;

            (iii) Obligations under leases, whether capital leases or operating leases, entered into in the ordinary course of business in arm's-length transactions at competitive market rates under competitive terms and conditions considering all aspects thereof, provided that the obligations payable over the lives of any such leases do not in the aggregate exceed $20,000,000, and in addition, obligations under oil and gas leases, real estate leases for office space used by Borrower, and leases for vehicles, office equipment and data processing equipment;

            (iv) Debt under the Debt Securities;

            (v) unsecured Debt of Borrower not described in subsections (i) through (iv) above which meets the following requirements: (A) the documentation evidencing such Debt shall contain no terms, conditions or defaults (other than pricing) which are more favorable to the third party creditor than those contained in this Agreement are to Lenders, as determined by Majority Lenders in their discretion (provided that Majority Lenders shall make any such determination considering any amendments or modifications to this Agreement existing at the time of the incurrence of such Debt) and shall not contain any provision which attempts to modify, amend or restrict any of the rights or remedies of Agent or Lenders hereunder or under any of the other Loan Documents, (B) such Debt shall have no scheduled principal payments due prior to the final maturity of the Obligations, (C) at the time Borrower incurs such Debt, no Default or Event of Default shall have occurred and be continuing hereunder and (D) if such Debt is to be guaranteed by any Affiliate of Borrower, then such third party lender(s) must enter into an inter-creditor agreement with Lenders, in form, scope and substance which is acceptable to Majority Lenders, as evidenced by their written consent;

            (vi) Debt arising under Hedging Contracts permitted under Section 6.2(k);

            (vii) Debt outstanding under the instruments or agreements described on the Disclosure Schedule, excluding any renewals or extensions of such Debt;

            (viii) Debt under the Bridge Facility the principal amount of which shall not exceed $37,000,000 at any one time outstanding;

            (ix) Subordinated Debt; and

            (x) miscellaneous items of Debt not described in subsections (i) through (ix) of this subsection (a) which do not in the aggregate (taking into account all Debt of all Related Persons) exceed $5,000,000 at any one time outstanding.

      (b) Limitation on Liens. No Related Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents:

            (i) Liens and security interests at any time existing in favor of Lenders to secure the Obligations;

            (ii) statutory Liens for taxes and other sums which are not delinquent or which are being contested as provided in Section 6.1(g);

            (iii) mechanics' and materialmen's and similar statutory Liens with respect to obligations which are not delinquent or which are being contested as provided in Section 6.1(g);

            (iv) minor defects and irregularities in title to any property which do not materially impair the value of such property or the use thereof for the purposes for which it is held;

            (v) Liens listed on the Disclosure Schedule;

            (vi) Liens on margin accounts established in connection with Hedging Contracts securing Debt permitted under Section 6.2(a)(vii);

            (vii) Liens securing capital leases permitted under Section 6.2(a)(iii); and

            (viii) Liens securing purchase money indebtedness in an aggregate amount not to exceed $1,000,000 encumbering only the assets financed thereby.

      (c) Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Related Person will merge or consolidate with or into any other business entity. Borrower may, however, merge or consolidate with or into any other business entity if Borrower is the surviving business entity; any Subsidiary of Borrower which is a Guarantor may merge or consolidate with another Subsidiary of Borrower so long as a Guarantor is the surviving business entity; and any Subsidiary of Borrower which is not a Guarantor may merge or consolidate with another Subsidiary of Borrower which is not a Guarantor; provided that the surviving entity immediately becomes a Guarantor if required to do so pursuant to the terms of Section 7.3 hereof. No Related Person will issue partnership interests, stock, or other securities (other than shares of its common stock or warrants to purchase its common stock), nor will any Subsidiary of Borrower allow any diminution of Borrower's interest (direct or indirect) therein.

      (d) Limitation on Sales of Property. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except:

            (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

            (ii) inventory which is sold in the ordinary course of business;

            (iii) sales of (A) all the issued and outstanding shares of stock of WGRS so long as the Asset Sale Proceeds received by Borrower equal or exceed $80,000,000 and the portion thereof required to be delivered to Agent pursuant to Section 2.7 is so delivered and upon receipt thereof Agent shall release WGRS from its guaranty of the Obligations on behalf of Lenders, and (B) the Giddings Facility so long as the Asset Sale Proceeds received by Borrower equal or exceed $30,000,000 and the portion thereof required to be delivered to Agent pursuant to Section 2.7 is so delivered; and

            (iv) so long as no Default or Event of Default has occurred, other assets or property which are sold in arm's length transactions to third parties that are not Affiliates of Borrower and are sold for fair consideration not in the aggregate in excess of $20,000,000 during any Fiscal Year.

Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

      (e) Limitation on Dividends, Redemptions and Prepayments on Senior Unsecured Notes. No Related Person will:

            (i) declare or pay any dividends on, or make any other distribution in respect of any interest in it, other than dividends and distributions by Borrower's Subsidiaries to Borrower if a Default has occurred and is continuing, or will occur as a result thereof;

            (ii) directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any securities in any Related Person (whether such interests are now or hereafter issued, outstanding or created) other than contributions, purchases, redemptions, acquisitions, retirements made by any Subsidiary with respect to any shares of its capital stock owned by Borrower if a Default has occurred and is continuing, or will occur as a result thereof;

            (iii) purchase, repurchase, defease or make any prepayments on the Debt Securities except (A) with proceeds from any issuance of common or preferred stock of Borrower in an amount not to exceed ten percent (10%) of such proceeds, (B) with Asset Sale Proceeds from any Asset Sale in an amount not to exceed ten percent (10%) of the Asset Sale Proceeds arising from such Asset Sale and (C) any such purchase, repurchase, defeasance or prepayment (not described in (a) or (b) above) if at the time thereof the Commitment is equal to or less than $250,000,000, the outstanding principal balance of the Committed Loans is equal to or less than $150,000,000, and no Default has occurred and is continuing, or will occur as a result thereof.

      (f) Limitation on Investments and New Businesses. No Related Person will:

            (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, which shall be deemed to include expenditures, commitments, obligations and transactions permitted by clause (iii) or (iv) of this
      Section 6.2(f);

            (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, which shall be deemed to include expenditures, commitments, obligations and transactions permitted by clause (iii) or
      (iv) of this Section 6.2(f);

            (iii) make any acquisitions of or capital contributions to or other investments except (A) capital contributions to and investments in Williston Gas Company and Subsidiaries already wholly owned by such Related Person and the joint ventures described on Schedule 4 hereto, (B) deposits with any Lender, investments in obligations of any Lender or any of such Lender's Affiliates, time deposits in other banking institutions which, at the time such deposit is made, are rated "C" by Thomson BankWatch, Inc. and investments maturing within one year from the date of acquisition in direct obligations of or obligations supported by, the full faith and credit of, the United States of America, or (C) purchases of open market commercial paper, maturing within 270 days after acquisition thereof, with the highest or second highest credit rating given by either Standard & Poor's Rating Services (a division of The McGraw-Hill Companies, Inc.) or Moody's Investors Service, Inc. and investments in money market mutual funds with equivalent ratings; or

            (iv) make any significant acquisitions or investments in any properties other than gas processing, treating, fractionation, transmission, gathering and storage facilities, power generation facilities, and domestic oil and gas properties and an office building located in the State of Colorado and primarily used by the Related Persons.

      (g) Limitation on Credit Extensions. Except for investments permitted under Section 6.2(f), no Related Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (ii) loans to Borrower or to any Guarantor made in the ordinary course of business and (iii) loans made by Borrower to its employees pursuant to the Stock Option Agreements; provided that the aggregate outstanding amount of all such loans so made shall not exceed $10,000,000, and (iv) to finance the purchase by Borrower's employees of certain real property, provided that the aggregate outstanding amount of such loans shall not exceed $500,000.

      (h) Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Subsidiaries.

      (i) Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to:
(i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower, provided that nothing contained in this sentence is intended to prohibit Borrower's execution and delivery of the Debt Securities, as is in existence on the date hereof, and the documents and instruments executed in connection therewith. No Related Person will enter into, or amend or permit any amendment to, any contract which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights of any Related Person in any joint venture or partnership if such contract or amendment would have a Material Adverse Effect. No Related Person will enter into, or amend or permit any amendment to, any contract which releases, qualifies, limits, makes contingent or otherwise detrimentally affects Agent or any Lender or the rights and benefits of Agent or any Lender under or acquired pursuant to any Loan Documents.

      (j) Fiscal Year. No Related Person will change its fiscal year.

      (k) Limitation for Net Products Exposure. No Related Person will enter into, or otherwise be a party to) any Hedging Contract that does not comply with the Risk Management Policy. Furthermore, the aggregate Net Product Exposure at any time shall not exceed $10,000,000. "Net Products Exposure" means at the close of any Business Day the sum of the following:

            (i) the Related Persons' mark-to-market exposure of At Risk Positions under the "Strategic Marketing Initiative" section of the Risk Management Policy.

            (ii) the Related Persons' mark-to-market exposure of At Risk Positions under the "Risk Management Trading Program" section of the Risk Management Policy.

            (iii) the Related Persons' mark-to-market exposure of At Risk Positions specifically approved by Borrower's Board of Directors which are not covered by the Risk Management Policy.

            (iv) the Related Persons' mark-to-market net exposure under fixed price sales contracts with terms in excess of 30 days and fixed price purchase contracts with terms in excess of 30 days.

As used in this section, "At Risk Position" means net long or short position for contracts purchased or sold in financial markets or over the counter.

      (l) Debt to Capitalization Ratio. Borrower's Debt to Capitalization Ratio will never be greater than 0.60 to 1.00 as of the end of any Fiscal Quarter until and including December 31, 2000, and thereafter Borrower's Debt to Capitalization Ratio will never be greater than 0.55 to 1.00 as of the end of any Fiscal Quarter.

      (m) Senior Debt to Capitalization Ratio. Borrower's Senior Debt to Capitalization Ratio will never be greater than 0.40 to 1.00 as of the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending on September 30, 1999 until and including the Fiscal Quarter ending on December 31, 2001, and thereafter Borrower's Senior Debt to Capitalization Ratio will never be greater than 0.35 to 1.00 as of the end of any Fiscal Quarter.

      (n) Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter, Borrower's Fixed Charge Coverage Ratio for the four immediately preceding consecutive Fiscal Quarters shall never be less than (i) 1.35 to 1.00 during the period from and including June 30, 1999 until and including December 30, 1999,
(ii) 1.50 to 1.00 during the period from and including December 31, 1999 until and including December 30, 2000, (iii) 1.80 to 1.00 during the period from and including December 31, 2000 until and including December 30, 2001, (iv) 2.50 to
1.00 during the period from and including December 31, 2001 until and including December 30, 2002 and (v) 3.25 to 1.0 at any time thereafter. For purposes of this subsection, the term "Borrower's Fixed Charge Coverage Ratio" means for any period, the ratio of (A) EBITDA, calculated excluding gains and losses on asset sales and other extraordinary items, to (B) the sum of (1) the aggregate amount of interest for such period treated as an expense or capitalized on Borrower's consolidated financial statements plus (2) the aggregate amount of dividends paid or declared by Borrower for such period in respect of the Preferred Stock, not to exceed four regularly scheduled dividends and all special dividends.

                            ARTICLE VII. - Security

      Section VII.1. The Security. The Obligations will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Related Person and accepted by Agent.

      Section VII.2. Offset. Borrower hereby grants to Agent and each Lender a right of offset to secure the repayment of the Obligations, which right of offset shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Agent or any Lender, and (c) any other credits and claims of Borrower at any time existing against Agent or any Lender, including claims under certificates of deposit. Upon the occurrence of any Default, each of Agent and Lenders is hereby authorized to offset appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations.

      Section VII.3. Guaranties of Borrower's Subsidiaries. Borrower shall require each of the following Subsidiaries to immediately execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance:

      (a) Each Subsidiary of Borrower which has EBITDA in any Fiscal Quarter which constitutes ten percent (10%) or more of Borrower's Consolidated EBITDA for such Fiscal Quarter or which has assets at any time with a book value equal to or exceeding ten percent (10%) of the book value of Borrower's Consolidated assets at such time;

      (b) If the aggregate amount of Borrower's unconsolidated EBITDA for any Fiscal Quarter plus the aggregate EBITDA of Guarantors during such Fiscal Quarter does not constitute eighty- five percent (85%) or more of Borrower's Consolidated EBITDA for such Fiscal Quarter or if the book value of Borrower's individual assets at any time plus the aggregate book value of the assets of Guarantors at such time does not exceed eight-five percent (85%) of the book value of Borrower's Consolidated assets at such time, then Subsidiaries of Borrower with aggregate assets and/or EBITDA necessary to comply with the eighty-five percent (85%) tests contained in this subsection; and

      (c) Upon request by Agent on behalf of Majority Lenders, any other Subsidiary of Borrower.

Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

      Section VII.4. Deposits

      (a) During the continuance of any Event of Default or if upon the Tranche B Maturity Date any LC remains outstanding, Agent may, on behalf of Majority Lenders, require Borrower to deposit funds with Agent under this section in an amount up to the aggregate amount which Lenders might then or thereafter be called upon to advance under all LCs then outstanding. Any funds deposited under this section shall be held by Agent for the benefit of Lenders as collateral, and Borrower will in connection therewith execute and deliver such Security Documents as Majority Lenders may in their discretion require. As drafts or demands for payment are presented under any LCs, Agent shall apply such funds to satisfy Borrower's reimbursement obligations with respect thereto. Pending such application Agent shall invest such funds as mutually agreed upon by Majority Lenders and Borrower and, if no such agreement is made, in overnight eurodollar deposits or time deposits with or certificates of deposit issued by Agent, with maturities from one to sixty days as chosen by Agent and upon such other terms and conditions as Agent chooses. All interest on such investments shall be reinvested or applied to LC reimbursement obligations in the same manner as funds originally deposited by Borrower or, if Borrower requests, released to Borrower so long as no Default or Event of Default exists. When all LCs have expired and Borrower's reimbursement obligations in connection therewith have been satisfied, Agent shall, provided no Default or Event of Default then exists, release to Borrower any remaining funds and interest deposited under this section. Borrower shall in no event be obligated to make deposits under this Section 7.4 whenever the funds and interest already deposited equal or exceed the aggregate amount which Lenders might then or thereafter be called upon to advance under all LCs then outstanding.

      (b) Whenever Borrower is required to make deposits under this section and fails to do so on the day such deposit is due, Agent and Lenders may without notice to Borrower make such deposit (whether by transfers from other accounts maintained with Lenders, or otherwise) using any funds then available to Agent or any Lender of Borrower, any Guarantor, or any other person liable for all or any part of Borrower's obligations hereunder or with respect to the LCs. Any amounts which are required hereunder to be deposited pursuant to this section and which are not deposited on the date due shall, for the purposes of each Security Document, be considered past due debts owing hereunder, and Agent is hereby authorized to exercise its rights under each Security Document to obtain funds for deposit as contemplated in this section.

                 ARTICLE VIII. - Events of Default and Remedies

      Section VIII.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

            (a) (i) Any Related Person fails to pay any principal when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to Agent, Issuing Bank or any Lender or as a result of acceleration or otherwise, or (ii) any Related Person fails to pay any interest or other Obligation other than principal when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to Agent, Issuing Bank or any Lender or as a result of acceleration or otherwise, and such failure continues for ten
      (10) Business Days after such payment is due; or

            (b) Any default occurs under any Loan Document, any document governing or evidencing the Debt Securities, or evidencing any interest therein, or any event of default or termination event occurs under any Hedging Contract to which a Lender is a party, and such default, event of default or termination event is not remedied within the applicable period of grace (if any) provided for in such document or an Event of Default occurs under the Bridge Loan Agreement; or

            (c) Any Related Person fails to duly observe, perform or comply with any provision of Section 6.2, provided that no grace period shall be applicable to such failure, or any Related Person fails to duly observe, perform or comply with any other covenant, agreement, condition or provision (except those referred to above in this subsection and in subsections (a) and (b) above) of any Loan Document in any material respect, and such failure is not remedied within thirty (30) days; or

            (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, and such representation or warranty does not become true and correct within thirty days; or

            (e) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower and its Subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument; or

            (f) Any Related Person (i) fails to duly pay any Debt constituting principal or interest owed by it to any Person other than Agent, Issuing Bank or any Lender with respect to borrowed money or money otherwise owed under any note, bond, or similar instrument (including, but not limited to, the Debt under the Debt Securities, the Bridge Loan Agreement or the Subordinated Debt) unless such Related Person is contesting the validity of such Debt by appropriate proceedings and has set aside on its books adequate allowance accounts therefor in accordance with GAAP or (ii) breaches or defaults in the performance of any agreement or instrument by which any Debt described in the preceding clause (i) is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor; or

            (g) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $10,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $1,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

            (h) Any Related Person:

                  (i) suffers the entry against it of a judgment, decree or
            order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                  (ii) commences a voluntary case under any applicable
            bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $ 5,000,000 (not covered by effective insurance), unless the same is discharged within sixty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the collateral subject to a Security Document, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; or

            (i) Without the express prior written consent of Majority Lenders, Borrower amends or modifies the terms of any of the documents or instruments governing, or otherwise executed in connection with, any of the Debt Securities including but not limited to, an amendment or modification to (a) shorten the maturity of the Debt Securities, or (b) increase the maximum principal amount of the Debt Securities; provided, however, that Borrower may increase the interest rate or fees payable under or with respect to the Debt Securities without the consent of any Lender; or

            (j) Without the express prior written consent of Majority Lenders, Borrower amends or modifies the terms of any of the documents or instruments governing, or otherwise executed in connection with, the Subordinated Debt, including but not limited to, an amendment or modification to (a) shorten the maturity of the Subordinated Debt, (b) increase the maximum principal amount of the Subordinated Debt, or (c) modify the terms of the subordination of the Subordinated Debt to the Senior Debt; or

            (k) Without the express prior written consent of Majority Lenders, Borrower amends or modifies any term of the Preferred Stock; or

            (l) A Change in Control occurs.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Committed Loan or of Issuing Bank to issue LCs shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Related Person, do either or both of the following: (1) terminate any obligation of Lenders to make the Committed Loans hereunder, (2) terminate any obligation of Issuing Bank to issue LCs, and (3) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement.

      Section VIII.2. Remedies. If any Default shall occur and be continuing, each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

      Section VIII.3. Indemnity. Borrower agrees to indemnify Agent, Issuing Bank and each Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent, Issuing Bank or such Lender growing out of, resulting from or in any other way associated with the Loan Documents, any LC issued by Issuing Bank and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person, Agent, Issuing Bank or any Lender with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, ISSUING BANK OR ANY LENDER.

Notwithstanding anything else contained in this Agreement, neither Agent, Issuing Bank nor any Lender shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Agent, Issuing Bank or any Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the terms "Agent," "Issuing Bank" and "Lender" shall refer not only to the Persons designated as such in Section
1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

                              ARTICLE IX. - Agent

      Section IX.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Related Person or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Related Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Related Person or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and
(e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      Section IX.2. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Related Person), independent accountants, and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 10.5 hereof. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of Lenders; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

      Section IX.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a

Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Section 9.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders.

      Section IX.4. Rights as Lender. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Related Person or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Related Person or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

      Section IX.5. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed under Section 8.3 hereof, but without limiting the obligations of Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Agent under any Loan Document (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 8.3, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

      Section IX.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Related Persons and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Related Person or any of its Subsidiaries or affiliates that may come into the possession of Agent or any of its affiliates.

      Section IX.7. Resignation of Agent. Agent may resign at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $1,000,000,000 and which shall have experience lending to oil and gas companies. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      Section IX.8. Appointment and Authority. Each Lender hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof.

      Section IX.9. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith;
(f) may rely upon the representations and warranties of the Related Persons and Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

      Section IX.10. Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

      Section IX.11. Expenses; Indemnification.

      (a) Borrower agrees to pay on demand all reasonable costs and expenses of Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Agent (including the cost of internal counsel) with respect thereto and with respect to advising Agent as to its rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Agent and Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

      (b) Borrower agrees to indemnify and hold harmless Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct and except to the extent that such claim, damage, loss, liability, cost, or expense arises in a suit by one Lender against another Lender in each case solely in its capacity as a "Lender" hereunder and not in its capacity as Agent or Issuing Bank. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.11 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

      (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
9.11 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

      Section IX.12. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any of the Related Persons or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

      Section IX.13. Adjustments.

      (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 9.13 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

      Section IX.14. Benefit of Article IX. The provisions of this Article (other than Section 9.7) are intended solely for the benefit of Agent and Lenders, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Related Person.

      Section IX.15. Agency/Administrative Fee. To compensate Agent for performing its duties under the Loan Documents and for expenses incurred by Agent in connection with such performance, Borrower shall pay to Agent an agency and administrative fee in an amount mutually agreed upon by Borrower and Agent.

      Section 9.16. Syndication Agent and Documentation Agent. The Lenders identified on the facing page of this Agreement as "Syndication Agent" and "Documentation Agent", respectively, have no right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified as "Syndication Agent" and "Documentation Agent", respectively, shall not have and shall not be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on taking or not taking action hereunder.

                           ARTICLE X. - Miscellaneous

      Section X.1. Waivers and Amendments; Acknowledgments.

      (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Agent, Issuing Bank or any Lender in exercising any right, power or remedy which Agent, Issuing Bank or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Agent, Issuing Bank or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No failure or delay (whether by course of conduct or otherwise) by Borrower in exercising any right, power or remedy which Borrower may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Borrower of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances.

      (b) No waiver or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent, (iii) if such party is Issuing Bank, by Issuing Bank, and (iv) if such party is a Lender, by Majority Lenders or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.8). Notwithstanding the foregoing or anything to the contrary herein, no such amendment or waiver shall, unless signed by all Lenders or by Agent on behalf of all Lenders with the prior consent of each individual Lender, (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the Percentage Share or Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment, or (7) release any Collateral except in accordance with the express terms of any Loan Document.

      (c) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent, Issuing Bank or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Agent, Issuing Bank or any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Agent, Issuing Bank nor any Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Agent, Issuing Bank and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any of Borrower, Agent, Issuing Bank and Lenders, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist Agent and each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) Agent and all Lenders have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to make their Loans.

      THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section X.2. Survival of Agreements; Cumulative Nature. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full and all of Agent's, Issuing Bank's and Lenders' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Agent, Issuing Bank or any Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Agent, Issuing Bank and Lenders in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Agent, Issuing Bank or any Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

      Section X.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Agent, Issuing Bank and the other Lenders at their addresses specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or
(c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

      Section X.4. Joint and Several Liability; Parties in Interest; Assignments. All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate (excluding members of Borrower's Board of Directors or Affiliates of such members) of Borrower at any time purchases some but less than all of the Obligations owed to Agent, Issuing Bank and all Lenders, such purchaser shall not be entitled to any rights under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

      Section X.5. Assignments and Participations.

      (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); provided, however, that

            (i) each such assignment shall be to an Eligible Assignee;

            (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $5,000,000 in excess thereof;

            (iii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, each Lender's Percentage Share of the Commitments shall not be less than the lesser of $10,000,000 or 5% of the aggregate amount of such Commitments then outstanding;

            (iv) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

            (v) the parties to such assignment shall execute and deliver to Agent for its acceptance (A) an Assignment and Acceptance in the form of Exhibit G hereto, together with any Note subject to such assignment and a processing fee of $3,500 and (B) each such assignee shall agree in writing to be bound to the terms and conditions of that certain Intercreditor Agreement of even date herewith by and among Agent, Lenders, The Prudential Insurance Company of America, the American General Group, and other Persons that are or become parties thereto from time to time as the same may be supplemented, amended or restated from time to time.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.15(d).

      (b) Agent shall maintain at its address set forth on its signature page hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the parties thereto.

      (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such participant shall be an Eligible Assignee, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participant shall be entitled to the benefit of the yield protection provisions contained in Article II and the right of set-off contained in Section 7.2, and (v) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

      (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

      (f) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 6.1(c) hereof.

      (g) No Lender will request that a rating agency prepare a credit rating for Borrower without giving prior notice to Borrower.

      Section X.6. Governing Law; Submission to Process. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law. Chapter 346 of the Texas Finance Code (the "Texas Finance Code") as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to the Notes. Borrower hereby irrevocably submits itself and each other Related Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of process may be made upon it or any of the

Related Persons in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law.

      Section X.7. Limitation on Interest. Agent, Issuing Bank, Lenders, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent, Issuing Bank and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent, Issuing Bank or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's, Issuing Bank's or such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Issuing Bank, Lenders and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code, as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable law permits greater interest, the law permitting the greatest interest shall apply and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      Section X.8. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Sections 2.10 through 2.14, and any obligations which any Person may have to indemnify or compensate Agent, Issuing Bank or any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

      Section X.9. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

      Section X.10. Confidentiality. Agent and each Lender (each, a "Lending Party") agree to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

      With respect to clause (a) and (b) of this Section 10.10, the Lending Party disclosing such confidential information shall advise the Person to whom the information is disclosed of the confidential nature of such information and that the Lending Party making such disclosure shall be responsible for any violation of this Section 10.10 by any such Person, and with respect to clauses
(c), (d), (e) and (g) of this Section 10.10, prior to any such disclosure, the Lending Party shall (unless such Lending Party is unable because of requirements of law or the exigency of the request for such disclosure): (i) promptly notify Borrower thereof; (ii) consult with Borrower on the advisability of taking steps to resist or narrow such request; and (iii) cooperate with Borrower in any attempt it may make to obtain a protective order or other appropriate remedy to assure that confidential treatment will be afforded such confidential information. In the event such protective order or other appropriate remedy is not obtained, the Lending Party agrees to furnish only that portion of such confidential information which the Lending Party is advised by its counsel is legally required to be disclosed.

      Section X.11. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      SECTION X.12. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER, ISSUING BANK, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

      Section X.13. Restatement. This Agreement restates and amends the Existing Agreement in its entirety, and all of the terms and provisions hereof shall supersede the terms and provisions thereof.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                             WESTERN GAS RESOURCES, INC.
                                             Borrower


                                             By:
                                                 -------------------------------
                                                 William J. Krysiak
                                                 Vice President - Finance

                                             Address:
                                             12200 N. Pecos Street
                                             Denver, Colorado  80234
                                             Attention: General Counsel
                                             Telephone: 03/452-5603
                                             Telecopy: 303/254-9794

                                             NATIONSBANK, N.A., as
                                             Agent, Issuing Bank and Lender


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Address:
                                             NationsBank Plaza
                                             901 Main Street
                                             Dallas, Texas
                                             Tel: 214/209-9452
                                             Fax: 214/209-2881

                                             with a copy to:
                                             David C. Rubenking
                                             NationsBank, N.A.
                                             370 17th Street, Suite 3250
                                             Denver, Colorado
                                             Tel: 303/629-6969
                                             Fax: 303/629-6303

                                             SOCIETE GENERALE SOUTHWEST AGENCY,
                                             as a Lender


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Address:

                                             2001 Ross Avenue, Suite 4800
                                             Dallas, Texas 75201
                                             Attention: Loan Administration
                                             Tel: 214/754-0171
                                             Fax: 214/979-2792

                                             with a copy to:
                                             1111 Bagby, Suite 2020
                                             Houston, Texas 77002
                                             Attention: Richard Erbert
                                             Tel: 713/650-0824
                                             Fax: 713/759-6318

                                             ABN AMRO BANK N.V., as a Lender


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Address:
                                             208 S. LaSalle Street
                                             Chicago, Illinois 60604
                                             Tel: 312/992-5110
                                             Fax: 312/992-5111

                                             with a copy to:
                                             3 Riverway, Suite 1700
                                             Houston, Texas 77056
                                             Attention: Robert Cunningham
                                             Tel: 713/964-3351
                                             Fax: 713/961-1699

                                             CREDIT LYONNAIS, as a Lender


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Address:
                                             1000 Louisiana Street, Suite 5360
                                             Houston, Texas 77002
                                             Attention: Darryl Stanley
                                             Tel: 713/753-8734
                                             Fax: 713/751-0307

                                             BANKBOSTON, N.A., as a Lender


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Address:
                                             100 Federal Street
                                             Boston, Massachusetts 02110
                                             Attention: Terrence Ronan
                                             Tel: 617/434-5472
                                             Fax: 617/434-3652

                                             UNION BANK OF CALIFORNIA, N.A., as
                                             a Lender


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Address:
                                             500 N. Akard, Suite 4200
                                             Dallas, Texas 75201
                                             Attention: Gary Shekerjian
                                             Tel: 214/922-4213
                                             Fax: 214/922-4209

                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             as a Lender


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Address:
                                             One First National Plaza
                                             Chicago, Illinois 60670
                                             Tel: 312/732-3659
                                             Fax: 312/732-4840

                                             with a copy to:

                                             Bank One Texas, N.A.
                                             910 Travis Street
                                             Houston, Texas 77002
                                             Attention: Dixon Schultz
                                             Tel: 713/751-3741
                                             Fax: 713/751-3760

                                             U.S. BANK NATIONAL ASSOCIATION, as
                                             a Lender


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             Address:
                                             918 17th Street
                                             Denver, Colorado 80202
                                             Attention: Monte Deckerd
                                             Tel: 303/585-4212
                                             Fax: 303/585-4362